UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025

BOISE
Tyvek

R-MATTE PLUS-3

Proxy Statement

And Notice of Annual Meeting

Simpson Manufacturing Co., Inc.

SIMPSON

Everybody Matters

There is nothing more important to us than community.

Letter to Stockholders

To Our Fellow Stockholders:
Thank you for your continued investment in Simpson Manufacturing Co., Inc. (the “Company”, “Simpson”, “we” or “us”). We cordially invite you to attend Simpson’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SSD2025, at 10:00 a.m., Pacific Daylight Time, on Tuesday, May 6, 2025. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Further information on attending, voting, and submitting questions at the Annual Meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.
Despite continuing sluggishness in housing starts across the U.S., our industry position and growth strategies allowed us again to deliver above-market growth and profitability in 2024, with $2.2 billion in annual net sales, a 19.3% operating income margin and $7.60 of earnings per diluted share. In North America, volume growth for all of our end markets collectively exceeded U.S. housing starts by approximately 600 basis points. In Europe, sales were flat despite a difficult demand environment driven by our customer-focused business model and innovative product applications.

Our Proxy Statement is an opportunity to reflect on the Company’s performance, highlight the strengths and efforts of our Board and provide transparency into our corporate governance, sustainability and executive compensation practices. Our Board has a long-standing history of being overseen by independent directors with a diverse set of skills and experiences. We are very proud that 7 out of 8 directors will be independent and 50% of our directors will be female if all of the Board nominees are elected at the Annual Meeting.

The accompanying Proxy Statement further highlights key activities and accomplishments in 2024 and contains information on the matters that we are seeking your vote at the Annual Meeting. On behalf of the Board, our executive management team, and the entire Simpson organization, thank you for your continued interest and support.
Sincerely yours,

	Mike Olosky President and Chief Executive Officer	Philip Donaldson Independent Chair of the Board
March 24, 2025

Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	i

Notice of 2025 Annual Meeting of Stockholders

Date Tuesday, May 6, 2025
Record Date and Voting
You are entitled to vote at the Simpson Manufacturing Co., Inc. (the “Company,” “Simpson,” “we” or “us”) 2025 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the “Annual Meeting”) if you were a stockholder of record at the close of business on March 11, 2025 (the “Record Date”). Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting. There were 41,974,436 shares of our common stock outstanding on the Record Date.

Time 10:00 a.m., Pacific Daylight Time	Items of Business

	1	To elect eight members to our Board of Directors, for terms expiring in 2026.

	2	To approve, on an advisory basis, named executive officer compensation.

Place www.virtualshare holdermeeting .com/SSD2025	3	To approve the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025).

	4	To ratify our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

	5	To transact such other business that properly comes before the meeting or any adjournment thereof.
Record Date March 11, 2025

Notice and Access
Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders and Annual Report on Form 10-K, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 24, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice and/or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Attending the Annual Meeting
Attend the Annual Meeting virtually and follow the instructions on the website. See page 75 “Questions and Answers About the Annual Meeting of Stockholders and Voting” for details.

ii	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Notice of 2024 Annual Meeting of Stockholders

Proxy Voting
Whether or not you plan to attend the meeting, it is important that your shares are represented and voted. We encourage you to vote before the meeting by returning your proxy card or voting via the internet or by telephone.

By Internet www.proxyvote.com	By Telephone Toll-free 1-800-690-6903	By Mail Follow instructions on your proxy card

The Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:
•The date, time and location of the Annual Meeting;
•A list of the matters intended to be acted on and our board’s recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending and voting at the Annual Meeting.
By Order of the Board of Directors,
Cari Fisher
Corporate Secretary
March 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 6, 2025.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	iii

iv	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	v

Proxy Summary

Date Tuesday, May 6, 2025 Time 10:00 a.m., Pacific Daylight Time Place www.virtualshare holdermeeting .com/SSD2025 Record Date March 11, 2025
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully. As used in this Proxy Statement, unless the context otherwise indicates or requires, references to “Simpson,” the “Company,” “we,” “us,” and “our” mean Simpson Manufacturing Co., Inc. and its consolidated subsidiaries. We will first send and/or make available this Proxy Statement and the form of proxy for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about March 24, 2025.

	How to Vote

	By Internet www.proxyvote.com	By Telephone Toll-free 1-800-690-6903	By Mail Follow instructions on your proxy card

	Matters to be Voted On
			Voting Recommendation	Page Reference
	1	the election of each director nominee	“FOR”	9

	2	the advisory vote to approve named executive officer compensation	“FOR”	32

	3	the approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025)	“FOR”	72

	4	the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.	“FOR”	76

Performance Highlights

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	1

Proxy Summary	Table of Contents

Item 1: Election of Directors
The Board of Directors (the “Board”) has nominated eight nominees, for one year terms expiring at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), and recommends that stockholders vote for each nominee based on their specific background, experience, qualifications, attributes and skills.
The Board recommends a vote FOR each director nominee. Page 9

Director Nominees
		Age	Director Since	Committees	Other Current Public Company Boards

	James Andrasick Independent Former Chief Executive Officer of Matson Navigation Company, Inc.	80	2012	•Audit and Finance Chair •Nominating and CSR	None

	Chau Banks Independent Chief Information and Data Officer of The Clorox Company	55	2023	•Compensation and Leadership Development •Nominating and CSR	None

	Felica Coney Independent Vice President, Global Server Operations of Google, Inc.	54	2023	•Audit and Finance •Corporate Strategy and Acquisitions	None

	Philip Donaldson Independent Non-Executive Chair of the Board, Executive Vice President & Chief Financial Officer of Andersen Corporation	63	2018	•Audit and Finance •Compensation and Leadership Development •Corporate Strategy and Acquisitions •Nominating and CSR	None

	Angela Drake Independent Executive Vice President & Chief Financial Officer of The Toro Company	53	2025	•Audit and Finance •Compensation and Leadership Development	None

	Celeste Volz Ford Independent Board Chair and Founder of Stellar Solutions	68	2014	•Compensation and Leadership Development Chair •Corporate Strategy and Acquisitions	None

	Kenneth Knight Independent Former President and Chief Executive Officer of Invitae Corporation	64	2021	•Audit and Finance •Corporate Strategy and Acquisitions Chair	None

	Michael Olosky President and Chief Executive Officer, Simpson Manufacturing Co., Inc.	56	2023	•Corporate Strategy and Acquisitions	None

	We believe our Board is appropriately refreshed, and our directors bring a balance of experience and fresh perspectives.

2	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Proxy Summary

Average Age 62 Average Tenure 5.6 Years Independence 88%	Directors Skills and Expertise

The Board is comprised of directors with strong professional reputations, skills and experience in established companies and other organizations of comparable status and size to us and/or in areas or industries relevant to our business, strategy and operations. Core skills, experiences, and statistics for each of our director nominees are included in the summary graphics below. The current composition of the Board and its director nominees reflect director-selection criteria developed by the Nominating and CSR Committee to address our needs and priorities.

Further discussion on the qualifications and experience of director nominees is included in the “2025 Nominees” section of this Proxy Statement.

Gender Diversity		Racial Diversity				Board Tenure

2
11-15 yrs.
3
<=2 yrs.
AVERAGE:
5.6
Years
1
6-10 yrs.
1
3-5 yrs.

Board Skills
	Olosky	Andrasick	Banks	Coney	Donaldson	Drake	Ford	Knight
Financial Expertise		■			■	■
Public Company CEO Experience	■	■						■
Innovation and Business Transformation	■		■	■	■		■	■
Building Industry	■				■	■
Public Company Executive Leadership and/or Corporate Governance	■	■	■	■	■	■	■	■
Manufacturing	■		■	■	■	■		■
M&A/Strategic Transactions	■	■			■	■	■	■
Technology Expertise	■		■	■	■		■
International Perspective	■	■	■	■		■	■	■
Customer Experience and Brand Management	■				■		■	■
Supply Chain/Logistics	■	■		■		■	■	■
Human Capital/Talent Mgmt.	■					■		■
Enterprise Risk Mgmt.	■		■		■	■		■
Sustainability and Environmental				■			■

■ Directors with experience in each category
■ Experience that qualifies but falls outside of the defined temporal range

* Statistics above are for director nominees, and do not include Mr. Cusumano, who is not standing for re-election.
** Average Age and Average Tenure are for nonemployee director nominees, and do not include Mr. Cusumano, who is not standing for re-election, or Mr. Olosky.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	3

Proxy Summary	Table of Contents
Corporate Governance Highlights
Our Board has implemented policies and structures that we believe are among the best practices in corporate governance. The Corporate Governance section of this Proxy Statement beginning on page 8 describes our governance framework, which includes the following:
Current Board and Governance Information

9	8	6	91%
Size of Board	Number of Independent Directors	Board Meetings Held in 2024	Average Attendance at all Board and Committee Meetings Held in 2024

Recent Board Composition and Governance Changes
In January 2025, Angela Drake was appointed to the Board in anticipation of Gary Cusumano not standing for re-election at the 2025 Annual Meeting of Stockholders.
Our Corporate Governance Policies Are Among Best Practices
We are committed to maintaining the highest standards of corporate governance. The Board has built a strong and effective governance framework, which has been designed to promote the long-term interests of stockholders and support Board and management accountability.

Majority Vote Standard for Uncontested Director Elections	Annual Board and Committee Self-Evaluations and Review of Director Qualifications
Annual Election of All Directors	Executive Sessions of Independent Directors Regularly Held at Scheduled Board Meetings, and Directors Meet Periodically Throughout the Year with Individual Members of Management
Separation of Chair and CEO	91% Attendance of Incumbent Directors at Board and Committee Meetings
Seven of Eight Director Nominees Are Independent	Audit and Finance, Compensation and Leadership Development, and Nominating and CSR Committee Members Are All Independent
Corporate Social Responsibility Highlights
We have established deeply rooted core values that define our business. Our founder, Barclay Simpson, outlined nine essential attributes for company and employee success. Those “Nine Principles of Business” are our company values, and we continue to uphold them.
At the forefront of these values is doing what is right for our employees’ safety and well-being, as well as for our customers, communities and environment. We honor the Nine Principles of Business through our involvement in our local communities and efforts to help protect our environment.
•At the management level, the CSR Steering Committee provides oversight of companywide ESG performance
•Our Nominating and CSR Committee provides Board-level oversight of our ESG performance
•We continuously review our energy, water and waste usage to determine capacity for improvement

4	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Proxy Summary
•More than 500 North American employees participated in various charitable activities benefiting individuals and families
•UN Sustainable Development Goals assessment provides insight into our alignment with societal goals
•We produce a SASB Index to provide stakeholders with our performance on materials topics
•We produce a TCFD report to recognize the impacts of climate change and highlight the Company’s commitments to mitigate and adapt to the identified risks and opportunities by ensuring they are addressed within its business strategy. The Company’s TCFD Report follows the recommended TCFD framework, including governance, strategy, risk management, and metrics and targets.

Item 2: Advisory Vote to Approve Named Executive Officer Compensation
We recommend that you review our executive compensation disclosure, including the Compensation Discussion & Analysis beginning on page 34, which explains in greater detail the philosophy of the Compensation and Leadership Development Committee and its actions and decisions in 2024 regarding our named executive officer compensation programs. While the outcome of this proposal is non-binding, the Board and Compensation and Leadership Development Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions.
The Board recommends a vote FOR this proposal. Page 32

Recent Leadership Changes
In May, 2024, Udit Mehta joined the Company as Chief Technology Officer, and in June, 2024, Matt Dunn joined the Company as Senior Vice President, Finance.
In May 2024, we announced that Roger Dankel, Executive Vice President, North America Sales, intended to step down from his position effective December 31, 2024, which step down has occurred. Mr. Dankel is currently serving as an Executive Advisor and will retire from the Company on June 30, 2025.
In July 2024, we announced that Brian Magstadt, Chief Financial Officer and Treasurer, intended to step down from his position effective December 31, 2024, which step down has occurred. Mr. Magstadt is currently serving as an Executive Advisor and will retire from the Company on June 30, 2025.
On January 1, 2025, Matt Dunn succeeded Mr. Magstadt as Chief Financial Officer and Treasurer.
2024 Executive Compensation Highlights
Below we highlight certain of our executive compensation policies and practices, including both those which we utilize to drive performance and those which we prohibit because we do not believe they would serve our stockholders’ long-term interests.
Executive Compensation Summary
Compensation Philosophy
Simpson’s executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that are competitively positioned in light of appropriate comparative market data for companies similar to us in terms of revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
Our Compensation and Leadership Development Committee regularly reviews our executive compensation program’s components, targets and payouts to support the strength of our pay-for-performance alignment.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	5

Proxy Summary	Table of Contents
Our performance is evaluated against both short-term goals, which support Simpson’s business strategy, and long-term goals, which measure the creation of sustainable stockholder value.
Executive Compensation Key Policies and Practices

Competitive Target Total Compensation Versus Market Competitive Levels	Executive Officer Stock Ownership Guidelines and Stock Holding Policy
Independent Consultant Retained by the Compensation and Leadership Development Committee	Executive Compensation Clawback Policy
“Double-Trigger” Change-in-Control Treatment for Cash Severance Benefits and Long-Term Compensation Awards	Directors and Executive Officers Prohibited from Hedging or Pledging of Common Stock
Payout Caps on Incentive Awards	Annual Review of Risk Related to Compensation Programs
Compensation Programs that Emphasize Pay and Performance Alignment	Annual Say on Pay Vote
At our 2024 Annual Meeting of Stockholders, Simpson again received strong support for its NEO compensation programs, with over 99.5% of votes cast approving, on an advisory basis, our NEO compensation. In 2024, as in prior years, the Compensation and Leadership Development Committee considered input from our stockholders and other stakeholders as part of its annual review of Simpson’s executive compensation program.
Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Compensation and Leadership Development Committee reviews and considers any potential risk implications created by compensation. The Compensation and Leadership Development Committee believes that the executive compensation program is designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the balance of compensation elements does not encourage excessive risk taking. The Compensation and Leadership Development Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components. In connection with its ongoing risk assessment, the Compensation and Leadership Development Committee notes the following attributes of the executive compensation program:
•the balance between fixed and variable compensation, short- and long-term compensation, and cash and equity payouts;
•the alignment of long-term incentives with selected performance measures that consider peer performance expectations and reflect the Company’s historical results, business plan and its financial and operational goals;
•the placement of a significant portion of executive pay “at risk” and dependent upon the achievement of specific corporate performance goals with verifiable results, with pre-established threshold, target and maximum payment levels;
•the Company’s compensation recovery policy, which applies to performance-based cash and performance-based equity compensation paid to executive officers and other recipients;
•the balance between risks and benefits of compensation as related to attracting and retaining executives and other senior leaders;

6	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Proxy Summary
•the Company’s executive stock ownership guidelines, which align the interests of the executive officers with those of the Company’s stockholders; and
•the regular review of the executive compensation program by an independent compensation consultant.
The Compensation and Leadership Development Committee also has oversight over the Company’s responsibility to review significant Company compensation policies and procedures, including the incentives that they create, to assess risk. At the Compensation and Leadership Development Committee’s direction, the Company’s Human Resources Department, in partnership with Meridian, the Compensation and Leadership Development Committee’s independent consultant, annually conducts a risk assessment of the Company’s compensation programs. Based on the most recent assessment, management has concluded that the compensation policies and practices of the Company and its subsidiaries for employees do not create risks that are reasonably likely to have a material adverse effect on the Company, and management has presented the results of its assessment to the Compensation and Leadership Development Committee.

Item 3: Approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025)
The Board is requesting that our stockholders approve the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025) ( the “A&R ESPP).
The Board recommends that our stockholders approve this proposal because the A&R ESPP is an important component of our broad-based compensation program, allowing us to attract and retain critical talent and more broadly align the interests of employee participants with our stockholders.
The Board recommends a vote FOR this proposal. Page 72

Item 4: Ratification of Appointment of Grant Thornton LLP as Auditors
Our Board has ratified our Audit and Finance Committee’s appointment of Grant Thornton LLP as Simpson’s independent registered public accounting firm for the year ending December 31, 2025, and, as a matter of good governance, we are seeking stockholder ratification of that appointment.
The Board recommends a vote FOR this proposal. Page 76

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	7

Corporate Governance
Introduction
Our Board maintains a strong commitment to corporate governance and has implemented policies and procedures that we believe are among the best practices in corporate governance.
We maintain a corporate governance section on our website which contains copies of our principal governance documents. The corporate governance section, which may be found at www.ir.simpsonmfg.com under “Governance,” includes, among others, the following documents:
•Anti Hedging and Anti Pledging Policy
•Audit and Finance Committee Charter
•Code of Business Conduct and Ethics
•Compensation and Leadership Development Committee Charter
•Compensation Recovery Policy
•Corporate Governance Guidelines
•Corporate Strategy and Acquisitions Committee Charter
•Nominating and CSR Committee Charter

Board Independence		Board Expertise

7	Independent Directors	3	Financial Experts on Audit Committee

Gender Diversity		Racial Diversity

Board Tenure

* Statistics above are for director nominees, and do not include Mr. Cusumano, who is not standing for re-election.
** Tenure statistics represent nonemployee director nominees, and do not include Mr. Cusumano, who is not standing for re-election, or Mr. Olosky.

8	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Item 1: Election of Directors
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Election Process
Our Charter provides that all directors shall be elected annually for a term expiring at the next succeeding annual meeting of stockholders or until their respective successors are duly elected and qualified. Accordingly, on the recommendation of our Nominating and CSR Committee, our Board nominates James Andrasick, Chau Banks, Felica Coney, Philip Donaldson, Angela Drake, Celeste Volz Ford, Kenneth Knight, and Michael Olosky, who will stand for election as directors at this year’s Annual Meeting, each for a term expiring at our 2026 Annual Meeting. All director nominees are current directors of the Company who were previously elected by stockholders, except for Angela Drake, who was appointed to the Board effective January 1, 2025.
2025 Nominees
In nominating individuals to become members of the Board, the Nominating and CSR Committee considers the experience, qualifications, attributes and skills of each potential member. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.
The Nominating and CSR Committee and the Board considered the following information, including the specific experience, qualifications, attributes or skills of each individual, in concluding each was an appropriate nominee to serve as a member of our Board for a one-year term commencing at the Annual Meeting (ages are as of March 11, 2025).

Our Board of Directors recommends that stockholders vote “FOR” each of the nominees named below.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	9

Item 1	Table of Contents

James Andrasick

Professional Highlights:
Mr. Andrasick joined the Board in 2012, and served as Chair of the Board from January 2019 to May 2024. He was the Chairman of Matson Navigation Company Inc.’s (“Matson”) board of directors, until his retirement in 2009, and was its President and Chief Executive Officer from 2002 through 2008. Prior to his positions at Matson, he was the Chief Financial Officer of Alexander & Baldwin, Inc., the parent company of Matson, and was responsible for all business development activity. Prior to that, Mr. Andrasick was President for 8 years of C. Brewer & Company, Ltd., a privately-held international agribusiness, transportation and real estate development company based in Honolulu. He recently served as a Trustee and Chair of the finance committee of Mills College and is presently a Trustee of the U.S. Coast Guard Foundation; a Trustee (and previous Chairman) of the Big Sur Land Trust; and as Governor and Vice-Chair of the Santa Lucia Conservancy. He also previously served as a director and the Chairman of the Board of the American Red Cross, Hawaii State Chapter; served on the boards of the Aloha United Way, Arthritis Foundation and Hawaii Maritime Center; and as the Chairman and a Trustee of the University of Hawaii Foundation.

Former CEO Matson Navigation Age: 80 Director Since: 2012 Committee Assignments: •Audit and Finance Committee •Nominating and CSR Committee

Contribution to and function on the Board:
Mr. Andrasick brings to the Board a balanced perspective and his consensus-building style along with his business acumen stemming from his 40 years of business experience, including international experience. He also brings his financial and capital allocation and management expertise, and a strong understanding of developing markets. His experience in developing the China market for Matson, in real estate development for Alexander & Baldwin, Inc. and in mergers and acquisitions gives him a unique understanding of the Company’s current opportunities, and his strong financial and operations background adds depth to the Board’s understanding of our business.

Chau Banks

Professional Highlights:
Ms. Banks joined the Board in 2023. She has been the Chief Information and Data Officer at The Clorox Company since 2020. Prior to that, Ms. Banks was the Chief Technology and Digital Officer at Revlon, Inc., from 2018 to 2020; and was the Executive Vice President, Chief Information Officer and Channel Integration at New York & Company from 2013 to 2017. Ms. Banks currently serves as an advisory board member of Pearl by David’s Bridal and previously served as a Board Member of NextUp, a non-profit organization from 2021 to 2024.

Chief Information and Data Officer, The Clorox Company Age: 55 Director Since: 2023 Committee Assignments: •Compensation and Leadership Development Committee •Nominating and CSR Committee

Contribution to and function on the Board:
Ms. Banks brings to the board her significant experience in information technology including cyber infrastructure, digital and data transformations, and customer facing-digital technology.

10	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Item 1

Felica Coney

Professional Highlights:
Ms. Coney joined the Board in 2023. She has been Vice President, Global Server Operations with Google, Inc. since May 2023. Prior to that she served as Vice President, Server Operations, Americas since her start with Google, Inc. in 2021. Google, Inc. is an American multinational technology company focusing on artificial intelligence, online advertising, search engine technology, cloud computing, computer software, quantum computing, e-commerce, and consumer electronics. Prior to that, Ms. Coney was the Vice President, Walmart Supply Chain, Southeast Division at Walmart Inc., from 2019 to 2021; and held numerous roles as Vice President of Operations at Collins Aerospace from 2017 to 2019. Ms. Coney also serves as a member of the North Carolina A&T Engineering Advisory Board and as a member of the Albert Lepage Center for DEI.

Vice President, Global Server Operations, Google, Inc. Age: 54 Director Since: 2023 Committee Assignments: •Audit and Finance Committee •Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Ms. Coney brings to the board her extensive experience in operations, supply chain and environmental, health and safety across technology, aerospace and consumer-focused public companies.

Philip Donaldson

Professional Highlights:
Mr. Donaldson joined the Board in 2018 and became Chair of the board in May 2024. He intends to retire on March 31, 2025 from his position as Executive Vice President, Chief Financial Officer at Andersen Corporation where he has served since 2004. He will also retire from his position as a member of its Executive Committee, and as a member of its Board of Directors. Andersen Corporation is a leading maker of windows and doors for residential and commercial markets with 14,000 employees in locations across North America and sales worldwide. Prior to joining Andersen Corporation in 1999, Mr. Donaldson spent sixteen years at Armstrong World Industries, Inc. in various management roles in sales and marketing, quality management, manufacturing and general management. Mr. Donaldson also serves as a Board Member of Bemis Manufacturing Company, and as Chair of the Board of Directors of HealthPartners, Inc. He previously served, from 2010 to 2022, as a Board Member of HealthPartners, Inc., and from 2018 to 2022, as the Chairman of the Window and Door Manufacturer’s Association.

Executive Vice President & CFO
Andersen Corporation
Age: 63
Director Since: 2018
Committee Assignments:
•Audit and Finance Committee
•Compensation and Leadership Development Committee
•Nominating and CSR Committee
•Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Mr. Donaldson has extensive industry, operational, and financial management experience and brings to the Board his strong focus on driving stockholder value as well as expertise in capital markets financing, acquisitions and integration, information systems and technology, and sales and marketing.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	11

Item 1	Table of Contents

Angela Drake

Professional Highlights:
Ms. Drake joined the Board in 2025. She has been the Chief Financial Officer of The Toro Company, an industry leader and worldwide provider of innovative solutions for the outdoor environment, since March 2023. Prior to being appointed as The Toro Company’s Chief Financial Officer, Ms. Drake served in numerous leadership positions between April 2019 and March 2023, including Vice President, Finance, Vice President, Construction, and Senior Managing Director, Integration Co-Lead. In 2019, The Toro Company acquired Charles Machine Works, a privately held manufacturing company, where Ms. Drake served as the Chief Financial Officer from 2011 to 2019. Ms. Drake also serves as a member of the board of First Bank & Trust Company.

Chief Financial Officer, The Toro Company Age: 53 Director Since: 2025 Committee Assignments: •Audit and Finance Committee •Compensation and Leadership Development Committee

Contribution to and function on the Board: Ms. Drake has broad experience in strategic planning, people operations, business management, and finance and accounting in a manufacturing environment.

Celeste Volz Ford

Professional Highlights:
Ms. Ford joined the Board in 2014. She was the Chief Executive Officer of Stellar Solutions, Inc., from the time she founded the company in 1995 until 2018, when she transitioned to board chair. Stellar Solutions is a global provider of systems engineering expertise and a recognized leader in government and commercial aerospace programs. She is a proven leader of the Stellar companies, including Stellar Solutions, Inc., which provides engineering services, Stellar Solutions Aerospace Ltd. their UK-based affiliate, Stellar Solutions Aerospace France, QuakeFinder, the humanitarian R&D division of Stellar Solutions, and the Stellar Solutions Foundation, a division focused on charitable giving to promote community involvement and outreach efforts. In 2022, Ms. Ford established Stellar Ventures, a woman-led venture capital firm, and serves as a managing partner. Ms. Ford previously served, from 2020 to 2023, on the boards of CHG Group, Inc. a subsidiary of Chemring Group, PLC, a provider of advanced technology products and services to the aerospace, defense and security markets; and IRIS automation, a safety avionics technology company; and from 2015 to 2017, on the board of Seagate Government Solutions, which is a business unit of Seagate Technology Public Limited Company. She is also a part of the University of Notre Dame Board of Trustees, the American Conservatory Theater and the Business Advisory Counsel of Illuminate Ventures.

Founder and Former CEO
Stellar Solutions
Former Public Company Directorships: Heritage Commerce Corporation
Age: 68
Director Since: 2014
Committee Assignments:
•Compensation and Leadership Development Committee (Chair)
•Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Ms. Ford brings to the Board her proven record of leadership and entrepreneurial spirit as well as her deep understanding of and experience with cyber, technology and software. She also brings her deep knowledge of strategic planning, a significant focus of the Company, and risk management, as well as her valuable insights regarding activities in Europe.

12	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Item 1

Kenneth Knight

Professional Highlights:
Mr. Knight joined the Board in 2021. He was the Chief Executive Officer and a member of the Board of Directors of Invitae Corporation, a medical genetics company, from July 2022 to August 2024, and was their Chief Operating Officer from 2020 until 2022. Prior to joining Invitae Corporation, Mr. Knight was Vice President, Amazon Transportation Services, at Amazon.com from 2019 to 2020, and served as its Vice President, Global Delivery and Fulfillment, Human Resources from 2016 to 2019. Prior to that, Mr. Knight held management positions at Caterpillar Inc. from 2012 to 2016 and at General Motors Company from 2004 to 2012. Mr. Knight also serves as a member of the Georgia Tech President’s Advisory Board.

Former President and Chief Executive Officer
Invitae Corporation
Former Public Company Directorships:
Invitae Corporation
Age: 64
Director Since: 2021
Committee Assignments:
•Corporate Strategy and Acquisitions Committee (Chair)
•Audit and Finance Committee

Contribution to and function on the Board:
Mr. Knight brings to the Board his strong and extensive background in industrial manufacturing, as well as his wealth of knowledge in mergers and acquisitions, customer and innovative growth, building supply management and domestic and international sourcing and distribution.

Michael Olosky

Professional Highlights:
Mr. Olosky has served as our President and Chief Executive Officer and as a member of the Board since January 2023. From January 2022 to December 2022, Mr. Olosky previously served as our President and Chief Operating Officer, and from November 2020 to January 2022, as our Chief Operating Officer. Prior to joining Simpson, Mr. Olosky spent more than 22 years in numerous leadership positions at Henkel, a global chemical and consumer goods company. He most recently served as the Regional President, Henkel North America and Head of the Electronics and Industrial Division.

President and Chief Executive Officer Simpson Manufacturing Company, Inc. Age: 56 Director Since: 2023 Committee Assignments: •Corporate Strategy and Acquisitions Committee

Contribution to and function on the Board:
Mr. Olosky brings to the board over 25 years of industry experience, a proven track record of leadership, and a dedication to the ongoing success of the Company. He has played an integral role in defining the Company’s growth strategy and brings his deep knowledge of Simpson’s daily operations, company performance and growth initiatives. Mr. Olosky’s experience at Henkel includes over nine years of international operations leadership, providing unique and valuable insights regarding activities in Europe. He is committed to maintaining the Company’s culture with a continued focus on innovation and customer service, and has demonstrated a commitment to integrity in all aspects of the Company’s business and transparency during his leadership.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	13

Item 1	Table of Contents
Director Qualifications
In identifying director candidates, the Board seeks to achieve a mix of members who collectively bring significant value to the Company through their experience and personal backgrounds relevant to Simpson’s strategic priorities and the scope and complexity of our business and industry. In light of Simpson’s strategic priorities, and based on its self-assessment, the Board identified key skills and experiences for director candidates that include, but are not limited to, current public company senior executive and board experience in managing a diversified enterprise, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies and experience in managing and expanding business outside of the United States, especially in Europe. To complement its oversight responsibilities, the Board also identified implementing or overseeing company growth, experience in information technology and cyber matters, strategy development, mergers and acquisitions and operations experience as key Board skills. In addition, each candidate should:
•have a record of integrity and ethics in his/her personal and professional life;
•have a record of professional accomplishment in his/her field;
•be prepared to represent the best interests of our stockholders;
•not have a material personal, financial or professional interest in any competitor of ours; and
•be prepared to participate fully in Board activities, including (in the case of a non-executive director) active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he/she is a member, and not have other personal or professional commitments that would, in the Nominating and CSR Committee’s sole judgment, interfere with or limit his/her ability to do so.

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, race, ethnic background and personal and professional experiences.
Our Corporate Governance Guidelines place limits on the number of boards on which Simpson directors may serve. Such limits provide that any director who is a chief executive officer or other senior executive of a public company should serve on no more than two public company boards, and any other director should serve on no more than four public company boards, in both instances including the Simpson Board.
Additionally, any member of our Audit and Finance Committee may serve on the audit committee of no more than two other public companies.
The Nominating and CSR Committee also considers it desirable that candidates contribute positively to the collaborative culture among Board members and possess professional and personal experiences and expertise relevant to our business and industry. The Nominating and CSR Committee solicits ideas for possible candidates from a number of sources, including independent search firms, such as Heidrick & Struggles, members of the Board, and our senior-level executives.
Once a prospective candidate has come to the Nominating and CSR Committee’s attention, including candidates recommended by its advisors or suggested by stockholders, the Nominating and CSR Committee evaluates the candidate’s qualifications and skills, against the desired director attributes, and makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Nominating and CSR Committee takes into account the information provided to it with the recommendation of the candidate, as well as the Nominating and CSR Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Nominating and CSR Committee deems appropriate. The preliminary determination is based primarily on the current need for additional Board members and the likelihood that the prospective candidate can satisfy the criteria that the Nominating and CSR Committee has established. If the Nominating and CSR Committee determines, in consultation with the Chair of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third party to gather additional information about the prospective candidate’s background and experience and to report its findings to the Nominating and CSR Committee. The Nominating and CSR Committee may then evaluate the prospective candidate against the Board selection criteria that it has developed.

14	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Item 1
Board Composition
While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds and 50% of our directors will be women if all eight Board nominees are elected to the Board at the Annual Meeting. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status or any other status protected by law.
Director Tenure
The Board currently believes that a robust board evaluation process - one focused on the assessment and alignment of director skills with company strategy and priorities - is more effective than relying solely on age or tenure limits to achieve board refreshment. Therefore, we do not have a fixed retirement age for directors. Under our current Corporate Governance Guidelines, a nonemployee director who came on to the Board prior to 2016 will not be nominated for re-election after 20 years of board service, and the Board generally will not nominate nonemployee directors who come on to the Board after 2016 for re-election after 15 years of board service. If all eight Board nominees are elected to the Board at the Annual Meeting, the average tenure of our nonemployee directors will be 5.6 years.
Director Independence
The NYSE listing standards require our Board to be comprised of at least a majority of independent directors. Our Corporate Governance Guidelines require that the Board be comprised substantially of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, and as permitted by NYSE rules then in effect, the Board previously established categorical standards which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. These standards are contained in our Corporate Governance Guidelines, which can be found on our website at www.ir.simpsonmfg.com under “Governance.”
Based on these independence standards, our Board has affirmatively determined that the following directors are independent and meet our categorical independence standards:

James Andrasick	Chau Banks	Felica Coney	Philip Donaldson
Angela Drake	Celeste Volz Ford		Kenneth Knight
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated, none of which were determined to constitute a material relationship with us. None of the above listed directors has any relationship with Simpson, except as a director and stockholder. Our Board also considered contributions by us to charitable organizations with which the directors were associated. No director is related to any executive or significant stockholder of Simpson, nor is any director, with the exception of Mr. Olosky, a current employee of Simpson.
Director Nominations
Any stockholder may nominate one or more persons for election as one of our directors at the Annual Meeting if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. See “Stockholders’ Proposals” in this Proxy Statement. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such nominations will be presented to the Nominating and CSR Committee.
The Nominating and CSR Committee will consider candidates identified through the processes described above and will evaluate the candidates, including incumbents, based on the same criteria. The Nominating and CSR Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Nominating and CSR Committee will consider candidates identified by stockholders, the Nominating and CSR Committee has sole discretion whether to recommend those candidates to the Board.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	15

The Board’s Role and Responsibilities
Overview
The Board’s Key Responsibilities include:

Establishing the appropriate “Tone at the Top”	Choosing and monitoring performance of the CEO and establishing succession plans	Determining executive compensation	Setting standards for and monitoring compliance: responding appropriately to ‘redflags’	Interviewing and nominating director candidates and monitoring the board’s performance	Overseeing relations with governments, communities and other constituents

Our Board of Directors oversees, monitors and directs management in the long-term interest of Simpson and our stockholders.

Approving our long-term strategy and annual operating plan, monitoring performance and providing advice to management		Determining risk appetite; setting standards for managing risk; monitoring risk management	Setting standards for corporate social responsibility and monitoring compliance	Evaluating proposed transactions that create a seeming conflict between the best interests of stockholders and those of management	Reviewing corporate governance guidelines and committee charters
The Board’s Role in Risk Management and ESG Oversight
As part of its oversight function, the Board is actively involved in overseeing risk management. In connection with overseeing risk management, the Board exercises its oversight responsibility with respect to key external, strategic, operational and financial risks through the committees of the Board and discusses the effectiveness of current efforts to mitigate certain focus risks as identified by senior management and the Board.
Our Nominating and CSR Committee generally oversees the Company’s environmental, social and governance (ESG) goals and objectives, and supports the implementation of the Company’s ESG priorities. Specific ESG topics are overseen by other committees generally responsible for the subject matter. For example, the Audit and Finance Committee has oversight responsibility for certain aspects of the environmental and social aspects of ESG, and the Compensation and Leadership Development Committee has oversight responsibility for certain aspects of the social aspects of ESG.

16	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Board and Committees Risk Oversight Responsibilities
Full Board
Although the Board is ultimately responsible for risk oversight, the Board is assisted in discharging its risk oversight responsibility by the Audit and Finance, the Compensation and Leadership Development, the Nominating and CSR and the Corporate Strategy and Acquisitions Committees. Each committee oversees management of risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk:

Audit and Finance Committee	Compensation and Leadership Development Committee	Nominating and CSR Committee	Corporate Strategy and Acquisitions Committee

Oversees management of risks related to our financial statements, the financial reporting process and cybersecurity	Oversees management of risks related to our compensation policies and practices, employee benefit plans and the administration of equity plans as well as succession and leadership development	Oversees management of risks related to environment, social and governance of the company and the Board, including board and committee composition	Oversees management of risks related to our corporate strategy and strategic acquisitions

Stockholder Engagement
In an effort to continuously improve our governance and compensation practices, our Board is firmly committed to constructive engagement with our stockholders and regularly reviews and responds to their expressed views.
The Board places considerable weight on stockholder feedback in making decisions impacting our governance processes and compensation programs. Increased dialogue with our stockholders has led to meaningful changes in our corporate governance, environmental, social and executive compensation policies and practices, such as those highlighted below.
Enhancements to our practices and policies
Governance:
•All directors elected annually
•Maintaining a Separate Chair of the Board and CEO
•Maintaining a Board comprised of all independent directors, except our CEO
•Maintaining a commitment to Board refreshment
•No shareholder rights plan (poison pill)
Sustainability and Environmental and Social Responsibility:
•Increasing disclosures on our sustainability and environmental and social responsibility
Compensation:
•Enhancing transparency in proxy statement disclosures regarding compensation matters, including disclosing specific targets of our compensation programs and how they tie to our strategy

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The Board’s Role and Responsibilities	Table of Contents
•Maintaining longer performance-based equity award performance periods (3 years rather than just 1) per cycle, and continued separation of duplicate performance metrics between short-term incentive and long-term incentive awards
•Requiring double-trigger vesting of equity awards upon a change in control
•Adopting a rigorous approach to establishing performance goals under the incentive plans
Director Orientation and Education
New directors are oriented to our business and governance through meetings with our officers and directors and visits to our facilities. We also support and pay for participation in continuing education programs to assist directors in performing their Board responsibilities.
Board and Committee Evaluations
Our Board recognizes the critical role of annual Board and committee evaluations in ensuring the Board and each committee are functioning effectively. The Board has a regular practice of assessing its own effectiveness as well as the diversity of skill sets of its members, the alignment of areas of expertise with the Company’s strategy and priorities, and stewardship of company performance. The evaluation process also includes periodic evaluations by a third-party facilitator. To that end, in late 2023, at the recommendation of the Nominating and CSR Committee, the Board engaged Heidrick & Struggles to administer an independent third-party evaluation consisting of both survey data and one-on-one interviews with each director. This evaluation was completed in early 2024 and the findings were aggregated, analyzed and reported to the full Board collectively and specific feedback was provided to each individual director.
Sustainability and Environmental and Social Responsibility
Throughout our organization, we have core values that shape our approach to business. Our Board, through its Nominating and CSR Committee oversees the Company’s environmental and social strategy. Management provides the Nominating and CSR Committee with an update on environmental and social matters at each of its regular quarterly meetings.
Internally, environmental, social and governance risks and opportunities are managed by the legal department, and, our CSR Steering Committee oversees and guides our environmental and social priorities and performance.
Sustainability and environmental and social responsibility are integral components of our business strategy. We evaluate environmental and social risks and opportunities and, based on our analysis, we enact initiatives to drive improvement and generate business value. Our Annual CSR (Corporate Social Responsibility) Report provides a comprehensive review of our extra financial strategy. This report also outlines the steps we take to benefit our stockholders, customers, employees, suppliers and the communities in which we operate.
We take a holistic approach to managing our environmental and social impact. We have policies and procedures in place that outline environmental and social expectations for our suppliers. Within our operations, we have set both EHS (Environmental, Health & Safety) and inclusion goals to drive our performance. Further, we commit to continuously improving our energy, water and waste profile. In our downstream operations, our products are instrumental in keeping structures strong during natural disasters such as hurricanes and seismic events. Increasingly, we are innovating to create products that restore and strengthen concrete structures, reducing the greenhouse gas emissions resulting from both demolition and construction. Finally, through our mass timber capabilities, we innovate to increase the use of sustainable materials in construction.
You can find additional details regarding our environmental and social efforts and other related programs in our CSR Report on our website at https://simpsonmfg-esg.metrio.net/.

18	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Human Capital Management
The Board believes that attracting, developing and retaining employees is vital to Simpson’s continued success. Our Board is actively involved in our human capital management in its oversight of our long-term strategy and through its committees and engagement with management. Our focus on talent management stretches from the board level to our approximately 5,872 associates through programs overseen by management and reported on to the Board that are designed to identify, train and grow future leaders.
Inclusion & Belonging
We strive to have an inclusive culture of employees of various ages, genders, ethnicities and abilities. Our commitment to inclusion and belonging starts at the top with a highly skilled and diverse board. As of December 31, 2024, women held 24% of the Company’s top five executive positions and board seats.
Talent Development
Human capital development underpins our efforts to execute our strategy and continue to develop, manufacture and market innovative products and services. The opportunity to grow and develop skills and abilities, regardless of job role, division, or geographical location is critical to the success of Simpson as a global organization and we continually invest in our employees’ career growth and provide employees access to a wide variety of learning and development resources, including a suite of online courses for developing both soft and technical skills. We design these resources to encourage a growth mindset and continuous learning. Accordingly, we also have leadership development programs that provide employees with training, tools and experiences that are targeted to develop their full leadership potential.
Pay Equity
Simpson’s compensation philosophy is to be able to attract, retain, motivate, and differentiate employees through its rewards programs. We believe people should be paid for what they do and how they do it, regardless of their gender, race, or other personal characteristics and we are committed to internal pay equity. Our Compensation and Leadership Development Committee monitors the relationship between the pay received by our executive officers and non-managerial employees. We believe our compensation philosophy and strategy are strongly aligned with our corporate strategic priorities and our vision for stockholder value creation.
In addition to our financial compensation, we offer a health and wellness package to our employees, which we designed to provide options for their individual and/or family needs. In addition, in an effort to continue to attract, retain, and motivate our workforce, in the United States, we offer remote and flexible work packages for positions that allow for remote work. We continue to engage our partners and benefits consultants to ensure our health and wellness package continues to meet the needs of our diverse workforce today and into the future.
Workplace Safety and Health
A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. Our Environmental, Health and Safety program focuses on implementing change through our employee observation feedback channels to recognize risk and continuously improve our processes. We also conduct regular risk reviews and self-audits at our manufacturing facilities around the world to explore new opportunities to reduce potential employee exposure to occupational injuries.

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	19

The Board’s Role and Responsibilities	Table of Contents
Environmental Sustainability

Manufacturing Processes	Waste Reduction and Recycling	Energy Conservation	Sustainable Building Practices

Manufacturing Processes
•We strive to minimize the amount of total waste generated by our manufacturing processes through company-wide lean practices.
•Our Research & Development engineers are focused on material efficiencies and innovative product features that minimize waste generation in our steel connector, anchor and fastener designs.
•We do not manufacture steel, instead we purchase large quantities for direct use in our manufacturing processes.
Waste Reduction and Recycling
•We support the Circular Economy by minimizing our largest recognized waste stream and sending unused steel from our processes upstream for reintroduction into the material supply chain.
•Our metal stamping production dies and factory tooling are designed to help minimize unused steel generation, reducing waste.
•In addition to steel, we recycle many of the materials that we use to reduce our impact on the environment, including cardboard, plastic and glass bottles, aluminum cans, paper, wood pallets, used electronics, water, oils, coolants and lubricants and stretch film/wrap — low density polyethylene.
Energy Conservation
•We work hard to improve energy efficiencies, reducing carbon emissions while reducing our costs.
•Energy-efficient lighting, heating and cooling systems further reduce our impact on the environment, including reducing our carbon footprint.
Sustainable Building Practices
•We support sustainable building practices, such as those established by the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Green Building Rating System™, NAHB Green, and state and city specific green building codes.
•Many homes and buildings built today use green building technology, and we support green building systems by developing products that use or incorporate engineered wood and insulated concrete forms.
•Our use of advanced framing techniques helps to reduce total material usage and improves energy performance in wood-frame construction.
•We use non-toxic materials for connector products that require painting.

20	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Community Engagement
Simpson is committed to giving back to our communities through four key areas:

Construction & Building Repair	Disaster Preparedness & Resilience

Disaster Relief	Construction Trades Education

1,600+ scholarships awarded to students through Simpson Strong-Tie’s Student Scholarship program $2.7M awarded through the Simpson Strong-Tie’s Put Something Back Scholarship program since 1998
•In commemoration of our Founder, Barclay Simpson, we established Do What You Can Day in 2016 to continue his philanthropic legacy. Every year, our employees are encouraged to participate in a voluntary charitable activity in his honor.
•The Simpson Strong-Tie Student Scholarship program awards 120 scholarships every year to provide financial assistance for civil/structural engineering, architecture and construction management students at participating colleges and universities throughout the United States. To date, we have awarded over 1,600 scholarships to aspiring students.
•The Simpson Strong-Tie Put Something Back (PSB) Scholarship program awards dependent children of our employees with academic scholarships for continuing education. More than 357 scholarships worth over $2.7 million have been awarded since the program began in 1998.
•Simpson Strong-Tie has been a national sponsor of Habitat for Humanity International since 2007 and is the lead sponsor of their Habitat Strong program, designed to promote the building of homes that are more durable, resilient and physically stronger.

Ethics and Compliance
•At Simpson, we hold ourselves accountable to conducting our business with integrity through adherence to a strict set of standards and policies which are intended to create a safe, sustainable, respectful and healthy work environment. We also expect our suppliers to adhere to reasonable standards and operate in a socially and environmentally responsible manner consistent with our values. To that end, we maintain policies and procedures including, but not limited to, the following:
•Anti-Corruption
•Anti Hedging and Anti Pledging
•Code of Business Conduct & Ethics
•Complaint Procedures for Accounting and Auditing Matters
•Data Privacy
•Environmental Health and Safety
•Equal Employment Opportunity – U.S.
•Global Purchasing
•IT Security
•Insider Trading Policy
•Prohibition of Sexual and other Workplace Harassment – U.S.
•Speak Up Listen Up/Whistleblower
•Supply Chain Disclosure
•Supplier Code of Business Conduct and Ethics
•Position on Human Rights
•Political Spending & Lobbying Policy

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The Board’s Role and Responsibilities	Table of Contents
Communications with the Board
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (Independent Directors), c/o Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.
Political Activities and Contributions
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law, and no such contributions were made during 2024. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities, and no such activities occurred during 2024.
Board Leadership Structure
Since before our initial public offering in 1994, the roles of our Board Chair and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight.
Because an independent director currently serves as Chair of our Board, we do not separately have a Lead Independent Director. Mr. Donaldson, as Chair of the Board, participates in setting the agenda of Board and committee meetings, facilitating communications among members of the Board and management, leading the Board self-evaluation process, and maintaining the focus and punctuality of Board and committee meetings. In addition, the Chair’s role also includes leading the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.
Executive Sessions
Pursuant to the NYSE listing standards, our nonemployee directors regularly meet in executive sessions without members of management present. In 2024, our then current Board Chairs (Mr. Andrasick or Mr. Donaldson), presided over these executive sessions.

Board of Directors and Its Committees

In 2024, the Board held 6 meetings, and its standing committees held a total of 33 meetings, including 11 meetings of the Audit and Finance Committee, 10 meetings of the Compensation and Leadership Development Committee, 8 meetings of the Nominating and CSR Committee and 4 meetings of the Corporate Strategy and Acquisitions Committee.

In 2024, each of our directors attended at least 82% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committee(s) on which he or she served, except Philip Donaldson, who experienced medical issues during the year and attended 71%.

We do not have a policy that requires our directors to attend annual meetings of stockholders, but 100% of our then current directors attended the 2024 Annual Meeting of Stockholders.

100% of our directors attended the 2024 Annual Meeting of Stockholders

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Table of Contents	The Board’s Role and Responsibilities
Restrictions on Hedging and Pledging Arrangements for All Employees and Directors
The Board has adopted an anti hedging and anti pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock), including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
Board Committees
The standing committees of our Board are the Audit and Finance Committee, the Compensation and Leadership Development Committee, the Corporate Strategy and Acquisitions Committee and the Nominating and CSR Committee. The Board appoints members of the committees and each committee operates under a written charter approved by the Board.
With the exception of the Corporate Strategy and Acquisitions Committee all of our standing committees are composed entirely of independent directors. Attendance at committee meetings is open to every director, regardless of whether he or she is a member of such committee.
The table below sets forth our directors’ Board committee membership as of January 1, 2025:

Director	Corporate Strategy & Acquisitions	Audit & Finance	Compensation & Leadership Development	Nominating & CSR
James Andrasick		■		■
Chau Banks			■	■
Felica Coney	■	■
Gary Cusumano	■		■	■
Philip Donaldson	■	■	■	■
Angela Drake		■	■
Celeste Volz Ford	■		■
Kenneth Knight	■	■
Michael Olosky (CEO)	■
Number of Meetings Held in 2024:	4	11	10	8
■ Member ■ Chair

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The Board’s Role and Responsibilities	Table of Contents
In January 2025, in connection with the Company’s regular Board and Committee composition review, the Board, at the recommendation of the Nominating and CSR Committee, approved the Committee composition as set forth below, effective May 6, 2025, subject to each director’s re-election to the Board at the Annual Meeting.
The table below sets forth our directors’ Board committee membership effective May 6, 2025 (subject to each directors’ re-election to the Board at the Annual Meeting):

Director	Corporate Strategy & Acquisitions	Audit & Finance	Compensation & Leadership Development	Nominating & CSR
James Andrasick		■		■
Chau Banks			■	■
Felica Coney	■			■
Philip Donaldson	■	■	■	■
Angela Drake		■	■
Celeste Volz Ford	■		■
Kenneth Knight	■	■
Michael Olosky (CEO)	■
■ Member ■ Chair

24	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities

Audit and Finance Committee
Principal Functions and Additional Information
•Monitors our financial reporting process and internal control system.
•Oversees the preparation of our financial statements.
•Monitors our compliance with legal and regulatory financial requirements, including our compliance with the applicable reporting requirements established by the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of audit and finances as established by the NYSE.
•Evaluates the independence, qualifications, performance and compensation of our independent registered public accounting firm.
•Pursuant to our Policy Regarding Complaint Procedures for Accounting and Auditing Matters, provides oversight relating to financial matters, books and records and accounting and as required by applicable statutes, rules and regulations.
•Provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and the Board.
•Other functions include risk management, IT/Cyber; oversight of and engagement of external auditor.
Our Board has determined that all members of the Audit and Finance Committee are independent and financially literate under NYSE Listed Company Manual Sections 303A.02 and 303A.07, respectively, and that Messrs. Andrasick and Donaldson and Ms. Drake each qualify as an “audit committee financial expert,” within the definition established by the SEC. For more information on the backgrounds of those directors, see their biographical information under “Item 1: Election of Directors” above.

Current Chair: Mr. Andrasick Current Committee Members: •Ms. Coney •Mr. Donaldson •Ms. Drake •Mr. Knight

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The Board’s Role and Responsibilities	Table of Contents

Compensation and Leadership Development Committee
Principal Functions and Additional Information
•Oversees the design of our officer compensation plans, policies and programs.
•Approves and/or recommends to the Board for approval such officer compensation plans, policies and programs.
•May delegate certain authority to a subcommittee of the Committee.
•Evaluates employee benefit plans.
•Annually reviews and approves goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and sets the CEO’s compensation based on that evaluation.
•Oversees our disclosures relating to compensation plans, policies and programs, including overseeing the preparation of the Compensation Discussion & Analysis included in this Proxy Statement.
•Acts in its sole discretion to retain or terminate any compensation consultant to be used to assist the Compensation and Leadership Development Committee in the discharge of its responsibilities. For more information about the Compensation and Leadership Development Committee’s processes and procedures for the consideration and determination of NEO compensation, including the role of executive officers and compensation consultants in determining or recommending the amount or form of executive compensation, see “Compensation Consultant” below and the Compensation Discussion & Analysis section (and related tabular and narrative disclosures) of this Proxy Statement.

Current Chair: Ms. Ford Current Committee Members: •Ms. Banks •Mr. Cusumano •Mr. Donaldson •Ms. Drake

26	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities

Nominating and CSR Committee
Principal Functions and Additional Information
•Identifies individuals qualified to become Board members and recommends to the Board each year the director nominees for the next annual meeting of stockholders.
•Recommends to the Board the directors to serve on each Board committee.
•Reviews and assesses the Company’s policies, practices and strategy regarding environmental and social matters.
•Leads the Board in its annual review of the performance of the Board and its committees.
•Develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines the committee deems appropriate.
•Monitors compliance with our nonemployee directors’ stock ownership guidelines.
•Recommends to the Board the compensation of nonemployee directors. For more information about the Nominating and CSR Committee’s processes and procedures for the consideration and determination of director compensation, see the 2024 Director Compensation section of this Proxy Statement.

Current Chair: Mr. Cusumano Current Committee Members: •Mr. Andrasick •Ms. Banks •Mr. Donaldson

Corporate Strategy and Acquisitions Committee
Principal Functions and Additional Information
•Provides guidance on and oversight of the Company’s strategic plan, including the strategic planning process.
•Works with management on the identification and prioritization of strategic goals and expectations, and reviews and evaluates potential acquisitions, joint ventures, strategic alliances and divestitures.
•Monitors at least annually the Company’s progress in implementing its strategic plan and recommends modifications to the plan where appropriate.
•Periodically monitors the results of acquisitions, divestitures and alliances.

Current Chair: Mr. Knight Current Committee Members: •Ms. Coney •Mr. Donaldson •Ms. Ford •Mr. Olosky

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	27

The Board’s Role and Responsibilities	Table of Contents
Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Leadership Development Committee during 2024 were Celeste Ford (Chair), Chau Banks, Gary Cusumano, and Philip Donaldson. All members of our Compensation and Leadership Development Committee are independent in accordance with NYSE listing standards. No member of the Compensation and Leadership Development Committee (1) was, during the year ended December 31, 2024, or had previously been, an officer or employee of Simpson or any of its subsidiaries, or (2) had any material interest in a transaction of Simpson or a business relationship with, or any indebtedness to, Simpson. No interlocking relationship existed during the year ended December 31, 2024 between any member of the Board or the Compensation and Leadership Development Committee and an executive officer of Simpson.
Compensation Consultant
The Compensation and Leadership Development Committee has the authority under its charter to retain or obtain the advice of advisers, including compensation consultants, as it may deem appropriate. In accordance with this authority, the Compensation and Leadership Development Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to provide it with objective and expert analysis, advice and information with respect to executive compensation. Our Compensation and Leadership Development Committee regularly reviews its executive compensation consulting needs and periodically invites compensation consulting firms to discuss these executive compensation needs with the Compensation and Leadership Development Committee. This process enables the Compensation and Leadership Development Committee to reevaluate its compensation consultant and take a fresh look at our compensation practices and policies.
All executive compensation services provided by Meridian were conducted under the direction or authority of the Compensation and Leadership Development Committee. In addition to compensation consultants, members of our Human Resources and Finance Departments support the Compensation and Leadership Development Committee in its work. Meridian was engaged by the Compensation and Leadership Development Committee to provide services including:
•reviewing the custom peer group and identifying potential changes for consideration;
•assessing the appropriateness and competitiveness of our compensation programs as compared to compensation programs maintained by peer companies;
•evaluating our executives’ target compensation compared to market benchmarks, in total and by pay component; and
•recommending changes to our short-term and long-term incentive programs.
The Compensation and Leadership Development Committee has considered the required independence factors outlined by the SEC and NYSE rules in assessing the independence of the compensation consultant. Consideration was also given by the Compensation and Leadership Development Committee under those required independence factors, plus all other relevant factors, to whether the work performed by Meridian could give rise to a potential conflict of interest. Based on this review, the Compensation and Leadership Development Committee did not identify any conflict of interest raised by the work performed by Meridian.
Involvement in Certain Legal Proceedings
Except for Mr. Knight, the former Chief Executive Officer of Invitae Corporation, which filed a petition for bankruptcy on February 13, 2024 in the U.S. Bankruptcy Court for the District of New Jersey, to our knowledge, none of our executive officers or directors have been involved in the past ten years in any of those certain legal proceedings more fully described in Item 401(f) of Regulation S-K, which include, but are not limited to, bankruptcies, criminal convictions, and an adjudication finding that an individual violated federal or state securities laws.

28	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	The Board’s Role and Responsibilities
Related-Party Transactions
We have adopted a written Related Person Transactions Policy applicable to any individual transaction or series of related-person transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•Simpson or any of its subsidiaries is, was or will be a participant; and
•any related person (as defined in Item 404 of Regulation S-K) and other members of our leadership team designated from time to time by the Board or Nominating and CSR Committee has, had or will have a direct or indirect material interest.
Pursuant to the Related Party Transactions Policy, the Nominating and CSR Committee or entire Board, as applicable, is responsible for review, approval, and ratification of transactions between the Company, its branches or subsidiaries and related persons and members of our leadership team as designated by the Nominating and CSR Committee or Board from time to time. In accordance with the Related Party Transactions Policy, except for pre-approved transactions, if a transaction involves a covered employee (or an immediate family member thereof) and is valued at less than $1 million, then a transaction review committee (the “TRC”), which serves as an advisory committee of the Company and generally includes our Chief Financial Officer, or his or her designee, and our outside counsel (provided that if the Chief Financial Officer is a related party, he or she will be replaced by another officer of the Company), will make recommendations to the Nominating and CSR Committee and the Nominating and CSR Committee will decide whether to approve or ratify the transaction; and if a transaction involves a director or 5% stockholder (or an immediate family member thereof) or involves a covered employee (or an immediate family member thereof) but is valued at $1 million or more, the TRC will make recommendations to the Board, and the Board will decide whether to approve or ratify the transaction (provided that no director shall participate in any discussion or approval of a transaction for which he or she or any of his or her immediate family members is involved). In determining whether to approve, ratify or disapprove a related party transaction, the Nominating and CSR Committee or Board will consider, among other factors, whether the transaction is entered into on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuation of the transaction; and the extent of the related person’s interest in the transaction. There were no transactions found to be directly or indirectly material to a related person required by SEC rules to be disclosed in this Proxy Statement.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	29

Compensation of Directors
Under our 2024 nonemployee director compensation program, cash compensation for nonemployee directors consisted of retainers and membership fees as follows:

($)
Annual Board Member Retainer	75,000
Audit and Finance Committee Chair Retainer(1)	10,000
Audit and Finance Committee Member Fee	10,000
Compensation and Leadership Development Committee Chair Retainer(1)	10,000
Compensation and Leadership Development Committee Member Fee	10,000
Nominating and CSR Committee Chair Retainer(1)	10,000
Nominating and CSR Committee Member Fee	10,000
Corporate Strategy and Acquisitions Committee Chair Retainer(1)	10,000
Corporate Strategy and Acquisitions Committee Member Fee	7,000
Additional Retainer for Chair of the Board	66,500
1.Committee Chair Retainers are paid in addition to Member Fees.
In 2024, annual retainers, committee membership and chair fees were paid quarterly or upon appointment to a committee as a member or as a chair position.
In addition to the annual board retainer, our nonemployee directors also receive a grant of vested shares with a value of approximately $125,000. The number of shares granted to each director is based on the average trading price of our common stock on the NYSE for 60 trading days prior to a set date, recommended by the Nominating and CSR Committee, and approved by the Board, leading up to the grant date.
The Chair of the Board also receives an additional grant of vested shares with a value of approximately $38,500.

30	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Compensation of Directors
2024 Director Compensation Table
The table below summarizes the compensation earned by or paid to our nonemployee directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total(2) ($)
James Andrasick	129,859	111,637(1)	—	241,496
Chau Banks	95,021	111,637(1)	—	206,658
Jennifer Chatman	35,168	—	—	35,168
Felica Coney	92,000	111,637(1)	—	203,637
Gary Cusumano	104,036	111,637(1)	—	215,674
Philip Donaldson	153,055	146,068(1)	—	299,123
Angela Drake	—	—	—	—
Celeste Volz Ford	102,041	111,637(1)	—	213,678
Kenneth Knight	99,690	111,637(1)	—	211,328
Robin MacGillivray	31,818	—	—	31,818
1.Reflects the value of vested shares granted on May 1, 2024, calculated by multiplying the number of shares by the fair value per share of our common stock as of the award date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Each of the nonemployee directors’ equity awards corresponded to the approximate amount of his or her 2024 annual stock retainer, and was valued at $173.89 per share, the closing price of our common stock reported by the NYSE at the close of trading on April 30, 2024. Mr. Donaldson’s equity award also includes his additional stock retainer for serving as the Chair of our Board. This award was also valued at $173.89 per share, the closing price of our common stock reported by the NYSE at the close of trading on April 30, 2024. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2024.
2.Amounts in this column may not add due to rounding.
As of December 31, 2024, our nonemployee directors held no unvested stock awards or outstanding option awards with respect to our common stock.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	31

Item 2: Advisory Vote To Approve Named Executive Officer Compensation
We are asking our stockholders to vote on an advisory basis to approve the compensation of our Named Executive Officers (or “NEOs”) (sometimes referred to as “Say on Pay”) as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We conduct our Say on Pay votes annually, and, after the Annual Meeting, the next required Say on Pay vote is expected to occur at the 2026 Annual Meeting of Stockholders. The Board recommends a vote “FOR” this proposal because it believes that our compensation policies and practices are effective in achieving Simpson’s philosophy of providing compensation that:
•attracts, motivates and retains well-qualified executives;
•provides performance-based incentives to reward achievement of short and long-term business goals and strategic objectives, while avoiding unnecessary risk taking; and
•aligns the interests of our executives with those of our stockholders.
For the reasons discussed in the “Compensation Discussion & Analysis,” accompanying compensation tables and related narrative disclosures in this Proxy Statement, the Board unanimously recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and accompanying narrative discussion in Simpson‘s Proxy Statement relating to its 2025 Annual Meeting of Stockholders, is hereby APPROVED.”
Although the resolution is non-binding, the Board and Compensation and Leadership Development Committee consider the outcome of the vote when making future compensation decisions.

Our Board of Directors recommends that stockholders vote “FOR” the advisory vote to approve Named Executive Officer compensation.

Executive Officer Profiles
The following profiles provide the relevant experience, age, executive officer and company tenure with Simpson of our current executive officers.
The profile for Michael Olosky, our President and Chief Executive Officer and a director nominee, is set forth above under “2025 Nominees.”

Matt Dunn Chief Financial Officer and Treasurer

Age: 45	Executive Officer Tenure: <1 year	Company Tenure: <1 year
Mr. Dunn has served as our Chief Financial Officer and Treasurer since January 2025. He joined Simpson in June 2024 as Senior Vice President, Finance, where he had oversight of the finance department and worked closely with the business units and finance teams on strategic business decisions, capital allocation and resource planning. He holds a Bachelor of Science degree in Finance and Accounting from Cedarville University.

32	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Item 2

Michael Andersen Executive Vice President, Europe, Simpson Strong-Tie Switzerland GmbH

Age: 48	Executive Officer Tenure: 2 years	Company Tenure: 20 years
Mr. Andersen has served as the Executive Vice President, Europe since January 2023. Mr. Andersen joined Simpson Manufacturing’s subsidiary, Simpson Strong-Tie A/S (Denmark) in 2005 as Controller. In 2007 he was promoted to Regional Controller ICI Concrete working at our Home office in Pleasanton, California. Mr. Andersen moved to Switzerland in 2012 as General Manager for our then newly acquired subsidiary S&P Clever Reinforcement Company AG.

In 2018, Mr. Andersen was promoted to Vice President, European Operations of Simpson Strong-Tie Switzerland GmbH, and served in this position until January 2023. In his current role, Mr. Andersen oversees all aspects of the European business including our Simpson Strong-Tie and ETANCO Group subsidiaries. Mr. Andersen holds a degree in Business Economics from Aalborg University.

Phil Burton Executive Vice President, North America, Simpson Strong-Tie Company Inc.

Age: 62	Executive Officer Tenure: 2 years	Company Tenure: 31 years
Mr. Burton has served as the Executive Vice President, North America since January 2023. Mr. Burton joined Simpson Strong-Tie in 1994 as a Sales Manager, and in 2004 he was promoted to Vice President, Branch Manager of the McKinney, Texas branch, and served in this position until January 2023. In his current role, Mr. Burton oversees all of the North American operations. Mr. Burton holds a BBA in Marketing/Management from the University of North Texas.

Jeremy Gilstrap Executive Vice President, Innovation, Simpson Strong-Tie Company Inc.

Age: 52	Executive Officer Tenure: 2 years	Company Tenure: 24 years
Mr. Gilstrap has served as the Executive Vice President, Innovation since January 2023. Mr. Gilstrap joined Simpson Strong-Tie in 2001 as a branch engineer. In 2005, he was promoted to Manager of Engineering Research and Development; in 2009, he created the Engineering Services Division; in 2014 he was promoted to Vice President of Engineering; in 2017, he was promoted to General Manager of Concrete Construction Products division; and in 2020 he was promoted to Northwest Regional Vice President, and served in this position until January 2023. In his current role, Mr. Gilstrap oversees Strategic Market Development, Global Product Development, Digital Product Development, and Marketing and Engineering. Mr. Gilstrap holds a Bachelor of Civil Engineering degree and a Master of Civil Engineering degree from the University of Wyoming, and is a licensed Professional Engineer.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	33

Item 2	Table of Contents

Jennifer Lutz Executive Vice President, Human Resources, Simpson Strong-Tie Company, Inc.

Age: 59	Executive Officer Tenure: 2 years	Company Tenure: 12 years
Ms. Lutz has served as the Executive Vice President, Human Resources since January 2023. Ms. Lutz joined Simpson Strong-Tie in April 2013 as the Director, Human Resources, and was promoted to Vice President, Human Resources in December 2015, and served in this position until January 2023.

In her current role, Ms. Lutz oversees compensation, benefits, employee relations, HR systems, recruitment, learning, organizational development and talent strategy. Ms. Lutz holds a BA in Psychology from Emory University.

Udit Mehta Chief Technology Officer

Age: 43	Executive Officer Tenure: <1 year	Company Tenure: <1 year
Mr. Mehta joined Simpson and has served as the Chief Technology Officer since May, 2024. Prior to joining Simpson Manufacturing Co., Inc., Mr. Mehta served as the Chief Digital & Information Officer, Fire & Security at Carrier Global Corporation from April 2020 to April 2024, and previously served at Siemens Energy from 2011 to 2020 in progressive technology leadership roles culminating as Head of Digital Business, Americas at Siemens Power Services. In his current role, Mr. Mehta oversees Simpson’s global technology strategy and operations as well as guides development of software solutions that help build safe stronger structures. Mr. Mehta holds an MBA from Kellogg School of Management — Northwestern University and an undergraduate degree in accounting and information systems from Gujarat University, India.

Cassandra Payton Executive Vice President, General Counsel

Age: 43	Executive Officer Tenure: 2 years	Company Tenure: 4 years
Ms. Payton has served as the Executive Vice President, General Counsel since December 1, 2023. Ms. Payton joined Simpson Manufacturing Co., Inc. in August 2021 as the Assistant General Counsel, and in October 2022 was promoted to Vice President, Legal and served in this position until December 2023. Prior to joining Simpson Manufacturing Co., Inc., Ms. Payton served as Associate General Counsel at Dine Brands Global from May 2018 to July 2021. In her current role, Ms. Payton oversees all legal and regulatory matters. Ms. Payton holds a B.A. in English from Emory University and a J.D. from the University of Southern California Gould School of Law.

34	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Item 2
The following profiles provide the relevant experience, age, executive officer and company tenure with Simpson of Brian Magstadt, our former Chief Financial Officer, and Roger Dankel, our former Executive Vice President, North America Sales.

Brian Magstadt Former Chief Financial Officer and Treasurer

Age: 57	Executive Officer Tenure: 12 years	Company Tenure: 21 years
Mr. Magstadt served as our Chief Financial Officer and Treasurer from January 2012 to December 2024. He joined Simpson in 2004 as a Financial Reporting Specialist, and, from 2008 until 2012, served as our Financial Reporting Manager, overseeing our external reporting program and managing various other accounting and finance functions. He is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from California State University, Chico, and a Masters of Business Administration degree from Santa Clara University.

Roger Dankel Former Executive Vice President, North America Sales, Simpson Strong-Tie Company Inc.

Age: 61	Executive Officer Tenure: 9 years	Company Tenure: 32 years
Mr. Dankel served as the Executive Vice President of North America Sales from January 2023 to December 2024. From July 2014 through December 2022, he served as President of North America Sales of Simpson Strong-Tie. He has been employed with us since 1993, and from then until 1997, was a Field Sales Representative, He was then promoted to Sales Manager in McKinney, Texas, and then Branch Sales Manager in charge of all sales functions of that branch. He has successfully integrated multiple new products, both acquired and internally developed, into Simpson Strong-Tie’s product lines. Mr. Dankel holds a Bachelor of Science degree in Business Administration from Millsaps College.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	35

Compensation Discussion & Analysis
The Company’s business operations are led by its executive leadership team, which in 2024 included Michael Olosky, Brian Magstadt, Michael Andersen, Phil Burton, Roger Dankel, Jeremy Gilstrap, Jennifer Lutz, Udit Mehta, and Cassandra Payton, whose biographies are provided above. In this section, we explain and discuss the executive compensation program that our Compensation and Leadership Development Committee (“CLDC”) designed and applied to our NEOs for 2024. This discussion is also intended to describe our compensation policies with respect to our NEOs and to provide a review of our key compensation decisions and activities for 2024. Our goal in this discussion is to provide you with a better understanding, both in absolute terms and relative to our performance, of our executive compensation practices and the decisions made concerning the compensation payable to our NEOs, including our CEO and the other executive officers named in the “2024 Summary Compensation Table” below. Our NEOs for 2024 were the following individuals:

Name	Title
Michael Olosky	President and Chief Executive Officer
Brian Magstadt	Former Chief Financial Officer and Treasurer
Phil Burton	Executive Vice President, North America
Udit Mehta	Chief Technology Officer
Cassandra Payton	Executive Vice President, General Counsel
Executive Summary
Recent NEO Leadership Changes
In May, 2024, Udit Mehta joined the Company as Chief Technology Officer. Mr. Mehta received new hire awards totaling $700,000 to induce him to accept the Company’s offer. $400,000 of these new hire awards were delivered in LTI (on the same terms as the Company’s standard annual LTI awards) and the remaining $300,000 was delivered in a cash sign-on bonus, paid in 2024. The cash sign-on bonus is subject to clawback provisions should Mr. Mehta voluntarily terminate his employment with the Company within the first 24 months of employment. See the remainder of the Compensation Discussion and Analysis for additional detail on his compensation arrangements.
In June, 2024, Matt Dunn joined the Company as Senior Vice President, Finance.
In July 2024, we announced that Brian Magstadt, Chief Financial Officer and Treasurer, intended to step down from his position effective December 31, 2024, which step down has occurred. Mr. Magstadt is currently serving as an Executive Advisor and will retire from the Company on June 30, 2025.
On January 1, 2025, Matt Dunn succeeded Mr. Magstadt as Chief Financial Officer and Treasurer.
2024 Performance Highlights
The Company focuses on designing, manufacturing, and marketing systems and products to make buildings and structures safe and secure. The Company, through its subsidiaries, designs, engineers, and manufactures structural construction products, including connectors, truss plates, anchors, fasteners and other products, and differentiates itself from competitors by designing and marketing end-to-end wood and concrete construction product lines. The Company also provides engineering services in support of some of its products and increasingly offers design and other software that facilitates the specification, selection and use of its products. The Company believes that its primary operating brand – the Simpson Strong-Tie brand – benefits from strong brand name recognition among architects and engineers who frequently request the use of the Company’s products. The nature of our industry demands that we adhere to a

36	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Compensation Discussion & Analysis
focused strategy to build stockholder long-term value over time. During 2024, our management team continued to execute against the strategic goals set by the Board.
Our key 2024 performance highlights are set forth below:
•Company-wide net sales increased 0.8% to $2.2 billion, and have increased 12.4% on a compounded annual growth basis since 2021;
•Gross margin was 46%;
•Income from operations decreased to $430 million and operating margins were 19.3%;
•Diluted net income per share of our common stock decreased to $7.60; and
•ROIC decreased to 14.9% in 2024 from 17.2% in 2023.
Our management’s focused execution and continued commitment to a disciplined capital allocation strategy delivered strong results for our stockholders in 2024, including the following achievements:
Net sales increased in each of 2022, 2023 and 2024. 2022 net sales increased 34.5% primarily due to significant product price increases implemented in 2022, market share gains, and the addition of the ETANCO Group (“ETANCO”), which contributed $212.6 million in net sales. 2023 net sales increased 4.6% primarily due to the acquisition and integration of ETANCO. 2024 net sales increased 0.8% primarily due to higher sales volumes partly attributed to acquisitions completed in 2024.
Operating margin declined in 2022 from 2021 due to increased material costs and integration and other costs associated with the ETANCO acquisition, stayed relatively flat from 2022 to 2023, and declined in 2024 from 2023 due to lower gross profits as well as increased operating expenses.
ROIC declined in 2022 from 2021 due to increased invested capital associated with the long-term debt to finance the ETANCO acquisition, and declined in 2023 from 2022 and in 2024 from 2023 due to increased invested capital associated with increases in equity as a result of net income less both dividends paid and share repurchases, partially offset by reduced long-term debt.
Invested capital has increased 10.5% from 2022 through 2024 reflecting an average net income of $336.7 million over a 3-year period, offset by the company returning capital to stockholders in the form of dividends and share repurchases over the same period. Capital returned to stockholders for each of the three years 2022, 2023 and 2024 was approximately $122.5 million, $95.2 million, and $146.5 million respectively.
The following chart shows the Company’s performance against the S&P 500, the Dow Jones U.S. Building Materials & Fixtures Index and our compensation peer group (as identified below) in terms of total stockholder returns (“TSR”) delivered to our stockholders in 2024.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	37

Compensation Discussion & Analysis	Table of Contents
2024 TSR Performance
* The compensation peer group line represents a peer group index calculated based on 2024 weighted average TSR of our peer group. See “Additional Compensation Information” below for the composition of our peer group.
2024 NEO Compensation Mixes
Our NEOs’ compensation generally is comprised of three core components – (1) base salary, (2) short-term cash awards, and (3) long-term equity awards – which are structured to complement each other and establish a balanced and performance-based pay structure. The overarching goals of our compensation programs for 2024 were to attract, motivate and retain our employees, including our management team, establish a strong sense of ownership, tie a significant portion of executive pay to Company performance, and closely align our executives’ and employees’ interests with those of our stockholders. The target compensation mixes for 2024 for our CEO and, on average, our other NEOs are set forth below:

■ Base Salary	■ CPS	■ Long-Term Incentive
* Performance-based compensation includes Cash Profit Sharing (“CPS”) awards based on financial and individual operational metrics and LTI awards including PSUs based on financial metrics and RSUs based on stock price performance. Amounts in the above charts may not add due to rounding.
Pay-for-Performance: Key 2024 NEO Compensation Outcomes
The 2024 compensation results for our NEOs continued to reflect the CLDC’s pay-for-performance philosophy, which includes, among other factors, aligning executive compensation directly with our operational and financial performance.

38	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Compensation Discussion & Analysis
Base Salaries
Effective January 1, 2024, our CEO received a base salary rate increase based on a review of competitive pay levels derived from our comparative compensation peer group and market survey data, as well as other considerations such as his individual performance and contributions.

NEO	2024 Base Salary	2023 Base Salary
Michael Olosky	$900,000	$800,000
Brian Magstadt	$568,218	$551,668
Phil Burton	$486,294	$454,480
Udit Mehta	$470,000	N/A
Cassandra Payton	$450,000(1)	$337,800
1.The significant year-over-year increase for Ms. Payton was due to her promotion into an NEO role with additional responsibilities.
Executive Officer Cash Profit Sharing (“EOCPS”) Awards
The EOCPS program is based on both quarterly and annual performance measurements of operating income. The CLDC also incorporates a performance modifier into the EOCPS plan design, which measures performance against individual Management by Objective (“MBO”) goals.
•CEO: Our CEO received a total 2024 EOCPS payout of $609,283, reflecting 67.7% of his target 2024 EOCPS award opportunity ($900,000), which payout was determined based on our 2024 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2024, and the level of achievement of predetermined MBO goals; and
•Other NEOs: Our other NEOs received total 2024 EOCPS payouts as set forth below, ranging from 65.98% to 73.60% of target 2024 EOCPS award opportunities, which payout was again determined based on our 2024 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2024, and the level of achievement of predetermined MBO goals.
All NEOs paid out from 65.98% to 73.60% of their target.

NEO	Payout(1)	Target
Michael Olosky	$609,283	$900,000
Brian Magstadt	$269,271	$397,753
Phil Burton	$231,914	$340,406
Udit Mehta	$128,334	$174,366
Cassandra Payton	$178,133	$270,000
1.The MBO modifier was used to adjust the NEOs’ EOCPS payouts in 2024 and ranged from 0% to 16.7%, due to each NEO’s performance of multiple financial and non-financial goals associated with our strategic initiatives and individual goals.
Equity Awards
In 2024, our CEO was granted equity awards with a target grant date total value of approximately $3,400,000, and our other NEOs were granted equity awards with target grant date values from approximately $390,000 to approximately $717,000. The target equity award value was delivered 35% in the form of time-based restricted stock units (“RSUs”) and 65% in the form of performance-based restricted stock units (“PSUs”). These PSUs are fully “at-risk” and will vest only on achievement of revenue growth and ROIC performance metrics in a 2024-2026 measurement period.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	39

Compensation Discussion & Analysis	Table of Contents
For 2024-2026 PSUs, we altered our approach to setting the goals for the performance metrics applicable to these PSUs due to the high uncertainty in U.S. housing and other construction markets. Annual revenue growth and ROIC performance goals are set at the beginning of each year in the 3-year measurement period (as opposed to setting cumulative 3-year goals or setting all three years of goals at the beginning of the measurement period), and the 3-year average results determine the number of PSUs that vest. The awards are forfeited if the threshold performance goals are not met, and the maximum amount of shares that may potentially vest under these PSUs (if and when the highest-tier performance goals are met) are capped at 200% of the target shares. The RSUs are generally subject to a three-year vesting period with the RSUs vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC), respectively.
Please refer to the “2024 Summary Compensation Table,” “NEO Compensation Program Design” and “Executive Compensation Analysis” subsections below for a more detailed disclosure of our CEO and the other NEOs’ 2024 total compensation programs and values.
NEO Compensation Program Design
Executive Compensation Philosophy
Our overall compensation philosophy is to align the interests of our employees and stockholders and provide employees, including our management, incentives to increase stockholder value. To this end, we seek to generally position our NEOs’ total target compensation at market competitive levels, based on comparative market data for companies similar to us in terms of revenue size and industry. However, we use this data only as a market check on our compensation decisions, and not to formally benchmark elements of NEO compensation. We aim to compensate our NEOs appropriately relative to our performance. To achieve these objectives under our pay-for-performance guiding principal, we created compensation programs that reward achievement of specific performance goals, such as operating income, revenue growth and ROIC. We believe that our current compensation programs allow us to attract high-performing employees and help us retain the services of employees whose contributions are instrumental in achieving our strategies. The CLDC and the Board regularly review and refine our executive compensation programs to help ensure that such programs continue to reflect policies and practices that are aligned with our pay-for-performance philosophy and the interest of our stockholders.
Compensation-Setting Process
Role of Compensation and Leadership Development Committee, Board and Management
The CLDC develops and updates our compensation policies and practices, oversees our compensation programs, sets performance goals relevant to such programs, evaluates our performance in light of such goals, and determines and exercises discretion over executive compensation, including reviewing and approving annual compensation of our NEOs. The CLDC does not delegate its role in determining executive compensation. Our officers do, however, participate in our annual budgeting process, which forms the basis for the CLDC to set, and determine the achievement of, the performance goals under our compensation programs. The Board reviews and approves the annual budget, and based on that, the CLDC approves both cash EOCPS payouts and equity-based awards to our NEOs. Our CEO provides significant input in recommending the structure of our pay programs and recommending any adjustments to the other NEOs’ base salary and target incentive compensation opportunities. The CLDC can accept, reject or modify the CEO’s recommendations as it sees fit, subject to the terms of any applicable program documentation.

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Table of Contents	Compensation Discussion & Analysis
Role of Compensation Consultants
The CLDC has engaged, and expects to continue to engage, independent advisers, including independent compensation consultants, from time to time to assist in carrying out its responsibilities. The specific services provided by Meridian to us in 2024 consisted of: reviewing our peer group and comparative compensation analysis, assessing the appropriateness and competitiveness of our executive compensation program as compared to those of the peer group, recommending changes to our executive compensation programs, and evaluating our executive and director compensation.
Board Responsiveness to Stockholders
In late 2024 and early 2025 we continued our annual engagement with our stockholders. This engagement gave us a basis for further evaluation of our practices in executive compensation and corporate governance. This initiative was led by the Board and senior management, by reaching out to stockholders holding 72% of our outstanding shares. Out of those stockholders who elected to engage with us (representing approximately 28% of our outstanding shares), we organized follow-up calls. This outreach reflects our commitment to understand and address key issues of importance to our stockholders. In line with the very high support for our executive compensation program as expressed in the 2024 annual stockholder advisory vote to approve our NEO compensation, stockholders continued their support for our compensation program. This very strong level of support led our CLDC to conclude that material changes in our executive compensation design, solely due to the outcome of the Say-on-Pay vote, were not warranted for 2024.
Following the 2024 Annual Meeting of Stockholders, we also actively engaged with numerous stockholders on matters of corporate governance, executive compensation and related matters. These efforts were led by the Chair of our Board and our Chief Financial Officer to help ensure a direct line of communication between the Board and our stockholders. We also continue to work with Meridian to monitor changes in executive compensation to keep our executive compensation program aligned with both our business strategy and best practices in our competitive market.

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Compensation Discussion & Analysis	Table of Contents
2024 Executive Compensation Key Policies and Practices
The CLDC references various policies and practices when evaluating whether management’s compensation programs support stockholder value creation and the Company’s strategic goals:

Initially Position Target Total Compensation at Market Competitive Levels
We do not formulaically set the elements of our executive compensation to be consistent with specific market benchmarks, but instead use a general view of market pay data to compare NEO target total compensation to the median target total compensation of the peer group (see “Additional Compensation Information” below for the composition of our peer group). We also consider historical and projected peer group performance when establishing our incentive plan performance goals. This includes setting well-balanced short-term and long-term performance objectives that enable executives to generally earn actual pay above median for out-performing expectations, and vice versa for performance below expectations (see “Setting Performance Goals” below for further context on our goal-setting process). In this way, we use market data as a market check, and just one element of our compensation setting process;

Pay for Performance	We have created an incentive structure that places a significant portion of our NEOs’ target compensation at risk based on our short-term and long-term performance;

Performance Based Distributed Cash Awards	Our EOCPS program is based on both quarterly and annual performance measurements of our operating income in conjunction with an adjustment based on certain other goals as determined by the CLDC. These adjustments are our MBO goals and can increase or decrease the final payment, which includes the fourth quarter, True-Up, and annual cash awards, by +/- 20%. Regardless of the MBO achievement, payouts under the EOCPS are capped at 200% of each NEO’s target bonus opportunity;

Equity Awards with Extended Vesting	NEOs’ awards under our equity incentive plan are performance-based awards (65%) with a 3-year measurement period, in addition to time-based awards (35%) that are subject to a three-year vesting period, vesting in equal annual installments on the first, second and third anniversaries of the vesting start date (as determined by the CLDC);

No Guaranteed Incentive Awards	NEOs’ EOCPS awards are 100% performance-based, and NEOs’ outstanding performance-based equity awards are fully at-risk and contingent on achievement of revenue growth and ROIC goals; and

No Overlapping Metrics	NEOs’ EOCPS awards and performance-based equity awards have distinct performance metrics, which are aligned with our business strategy and priorities.

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Table of Contents	Compensation Discussion & Analysis
We are also committed to maintaining strong compensation risk management practices that support our pay for performance philosophy, mitigate risk, and align interests of our executives and our stockholders:

Annual Review	The CLDC conducts annual evaluations of NEOs’ compensation;

Caps	We cap payout amounts for the NEOs’ EOCPS and performance-based equity awards;

Double Triggers	Equity awards are subject to double trigger change-in-control requirements;

Compensation Clawback	We maintain and operate a robust compensation recovery policy;

Ownership Guidelines	Stock ownership guidelines are in place for our NEOs and our Board;

No Hedging or Pledging	We maintain robust anti hedging and anti pledging policies;

Limited Perquisites	We do not provide NEOs with material perquisites; and

Strategic Guidance	The CLDC retains an independent compensation consultant to provide strategic guidance to the CLDC regarding executive compensation.

Setting Performance Goals
A key aspect of our compensation programs focuses on the selection of performance metrics that (1) reflect our long-term strategic goals and (2) appropriately incentivize our executives to deliver sustainable performance across key areas. The CLDC sets performance goals for our NEOs’ EOCPS and performance-based equity awards prior to granting such awards and remains engaged to monitor and certify the achievement of the goals. The CLDC believes in the importance of setting challenging, but achievable, performance goals for our NEOs. The CLDC maintains a robust and collaborative performance goal setting process with its independent compensation consultant and our management. The goal setting process spans multiple CLDC meetings on both sides of the year-end process to ensure an active, healthy discussion and ability to respond and adapt the performance goals to changing company, industry or market conditions prior to finalization. In establishing performance goals with respect to our NEOs’ EOCPS and performance-based equity awards, the CLDC reviews market-calibrated data sets that include:
•historical and future projected financial performance for our peer group;
•historical and future projected financial performance more broadly in our industry;
•our historical financial performance and multi-year forward-looking business plans;
•our external guidance, communications and the expectations of our stockholders; and
•the historical realizable compensation for our executives and the alignment between their pay and performance against expectations.
After carefully evaluating the aforementioned factors and incorporating inputs from its independent compensation consultant and our management, the CLDC approves the performance goals for our NEOs.

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Compensation Discussion & Analysis	Table of Contents
The performance goals for our NEOs’ 2024 EOCPS and performance-based equity awards and their alignment with our strategies are set forth below:

Incentive Component	Performance Metric	Alignment with Our Strategies

EOCPS awards (STI)	1-year Operating Income	A key measure of our profitability; supports long-term value creation; and maintains our long-standing culture of promoting sense of ownership among employees to deliver stockholder value.

EOCPS awards (STI)	1-year Individual MBOs	Financial, operational and human capital management goals directly aligning to the Company’s strategic initiatives.

Performance-based equity awards (LTI)	Average Annual Revenue Growth over 3 years	Aligns with our ongoing focus on growing revenues across key business segments; and facilitates decisions that will drive sustainable revenue growth.

Performance-based equity awards (LTI)	Average Annual ROIC(1) over 3 Years	Reinforces our ongoing focus on maximizing our investment returns; and prompts thoughtful capital allocation strategy.

1.For the 2024-2026 equity awards, the Company’s ROIC for a fiscal year is calculated based on (a) the net income of that year as presented in the Company’s consolidated statements of operations prepared pursuant to generally accepted accounting principles in the U.S. (“GAAP”), adjusted for (b) the effect of the Company’s non-qualified deferred compensation plan on net income, as divided by (c) the average of the sum of total stockholders’ equity and total long-term debt, at the beginning of and at the end of such year, as presented in the Company’s consolidated balance sheets prepared pursuant to GAAP for that applicable year. As such, for the 2024-2026 equity awards, the Company’s ROIC, a ratio or statistical measure, is calculated using mostly financial measures presented in accordance with GAAP.
Executive Compensation Analysis
2024 Compensation Program Elements
The Board believes that, to maintain a sense of unity and fairness, the forms of compensation for our NEOs generally should match those of our other employees. Under this principle, our compensation programs for our executive population, including our NEOs, include three core elements:
•Base salaries and contributions to profit sharing trust accounts;
•Cash profit sharing awards, such as EOCPS awards to our NEOs; and
•Long-term equity awards, such as PSUs and RSUs granted to our NEOs.
Each element of our compensation programs possesses characteristics intended to motivate our NEOs and other employees in different ways. We believe that coordinated compensation elements work best to help us retain their services and motivate them to achieve results that increase stockholder value.
2024 Base Salaries
An NEO’s salary is a fixed amount for his or her time invested in performing the functions of the job. Salary alone, however, does not provide performance opportunity for the NEO to earn additional compensation or incentivize increasing stockholder value over time. Our NEOs’ salaries are generally determined by the CLDC, as recommended by the CEO for all of the NEOs excluding the CEO. The CEO and CLDC consider historical salary levels for their respective positions, current compensation for similar positions at our peers, changes in the NEOs’ responsibilities, cost of living adjustments, market data provided by the CLDC’s independent consultant, and employee performance, among other factors. Based on these factors, the CLDC approved a salary increase for the CEO and for certain other NEOs for 2024.

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Table of Contents	Compensation Discussion & Analysis
The table below sets forth each NEOs’ respective 2023 and 2024 annual salary rates, as applicable:

	2024 Annual Salary ($)	2023 Annual Salary ($)	% Increase
Michael Olosky, President and Chief Executive Officer	$900,000	$800,000	12.5
Brian Magstadt, Former Chief Financial Officer and Treasurer	$568,218	$551,668	3.0
Phil Burton, Executive Vice President, North America	$486,294	$454,480	7.0
Udit Mehta, Chief Technology Officer	$470,000	N/A	N/A
Cassandra Payton, Executive Vice President, General Counsel	$450,000(1)	337,800	33.2
1.The significant year-over-year increase for Ms. Payton was due to her promotion into an NEO role with additional responsibilities.
Base salaries and related payments earned by each of our NEOs with respect to each of the three years ended December 31, 2024, 2023 and 2022, respectively, as applicable, are set forth in the “2024 Summary Compensation Table” below.
2024 Executive Officer Cash Profit Sharing (“EOCPS”) Program Design
We maintain the EOCPS Plan for our executive officers, similar to the cash profit sharing plan maintained for other qualified employees, to motivate them to achieve short-term performance goals. We believe that both of these plans have significantly contributed to our growth.
The CLDC is responsible for administrating the EOCPS Plan. The CLDC measures our Company’s performance against predetermined performance goals, which are currently based on our Company’s operating income, and approves our NEOs’ individual awards. EOCPS award payouts for 2024 were based on qualified operating income achievement versus predetermined quarterly and annual goals and the achievement of predetermined individual MBO goals.
Under the EOCPS Plan, any earned award will be paid at such time as determined by the CLDC as long as all awards with respect to periods within a fiscal year are paid by March 15 of the succeeding fiscal year. We currently pay four quarterly awards and one annual award based on our achievement versus our predetermined qualified operating income goals for such quarters and the full year. For the four quarters in a year, an NEO will earn an aggregate award payout based on 40% of his or her annual target award opportunity. As for the last payment, the NEO will earn an award payout based on the remaining 60% of his or her applicable annual target award opportunity. The effect of the five payments (four quarterly and one annual) is to help ensure a majority of the award is based on performance determined at the end of the year, with the year-end awards contingent on achieving the performance versus the qualified operating income goals established for the entire year.
The EOCPS includes an individual modifier based on the achievement of pre-established MBO goals. The MBO modifier has the potential to adjust the fourth quarter, True-Up, and annual EOCPS payout for each NEO +/- 20% based on the CLDC’s determination of the achievement of the MBO goals. The MBO modifier cannot increase the EOCPS payout above the overall cap of 200% of the target payout level. The CLDC may determine not to make any adjustment to the EOCPS payout.
2024 Annual Target Award Opportunity
At the beginning of the year, the CLDC approved each NEO’s annual target award opportunity (expressed as a percentage of base salary) based on competitive market data and the NEO’s level of responsibility and contribution to the success of the Company or the home office operating unit, as applicable. Unless the composition or responsibilities of our NEOs change, their annual target award opportunities generally do not change substantially from year to year, although the CLDC has discretion to make any changes that it considers appropriate.

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Compensation Discussion & Analysis	Table of Contents
The annual target award opportunity under the EOCPS Plan for each of our NEOs for 2024 and 2023 were as follows:

NEO	2024 Annual Target Award	2023 Annual Target Award
Michael Olosky	100%	100%
Brian Magstadt	70%	70%
Phil Burton	70%	70%
Udit Mehta	60%	N/A
Cassandra Payton	60%(1)	35%
1.The significant year-over-year increase for Ms. Payton was due to her promotion into an NEO role with additional responsibilities.
Each NEO may earn between 0% and 200% of his or her annual target award opportunity based on achieved performance against pre-established target qualified operating income goals. The threshold payout hurdle is 70% of the pre-established target qualified operating income goal, and payment for such threshold performance equals 25% of each NEO’s annual target award opportunity. No payouts are made if threshold performance is not achieved according to the following:
•If the qualified operating income achievement is less than the threshold goal in any quarter, our NEOs receive no EOCPS award payment for such quarter.
•If the annual qualified operating income achievement is less than the annual threshold goal for the year, our NEOs receive no EOCPS award payments for the annual portion of the award, but may still receive one or more quarterly EOCPS payments during the year.
•If the qualified operating income achievement is less than the threshold goal in each quarter and for the full year, our NEOs receive no EOCPS award payouts for that year.
2024 Qualified Operating Income Achievements and EOCPS Awards
The CLDC chose qualified operating income of Simpson Manufacturing Co., Inc. as the performance metric for 2024 under the EOCPS Plan.
Qualified operating income of Simpson Manufacturing Co., Inc. is generally calculated as follows:

Income From Operations	+	Certain Incentive Compensation	=	Qualified Operating Income

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Table of Contents	Compensation Discussion & Analysis
The CLDC established the 2024 quarterly and annual threshold, target and maximum qualified operating income goals, all of which are tied to the 2024 budget, as follows (actual results against goals also shown):

	2024 EOCPS Goals (Qualified Operating Income amounts in thousands)

Qualified Operating Income	First Quarter ($)	Second Quarter ($)	Third Quarter ($)	Fourth Quarter ($)	2024 Year ($)

Threshold	82,572	111,124	113,414	77,099	384,209
Target	117,960	158,749	162,020	110,141	548,870
Maximum	165,144	222,249	226,828	154,197	713,531
Actual	106,427	144,206	138,335	85,325	474,293
Actual (%)	90.22	90.84	85.38	77.47	86.41
Threshold qualified operating income represented 70% of the target qualified operating income for the quarter and full year, while maximum qualified operating income represented 140% of the target qualified operating income for each quarter and 130% of the target operating profit for the full year. The target quarterly goal levels were established by the CLDC based on its judgment and evaluation of the seasonality of the Company’s business.
The threshold, target, and maximum annual amounts that may be paid out under the EOCPS Plan to each of our NEOs for 2024 were as follows:

NEO	2024 Threshold Annual Payouts ($)	2024 Target Annual Payouts ($)	2024 Maximum Annual Payouts ($)
Michael Olosky	225,000	900,000	1,800,000
Brian Magstadt	99,438	397,753	795,506
Phil Burton	85,101	340,406	680,811
Udit Mehta(1)	43,592	174,366	348,732
Cassandra Payton	67,500	270,000	540,000
1.Payouts for Udit Mehta are prorated based on his start date of May 10, 2024.
Based on actual achievement of qualified operating income during each quarter and for the full year 2024, each NEO initially earned 65.98% of their respective annual target award opportunity, subject to the MBO modifier. The total quarterly awards are adjusted after year-end to reflect the annual payment curve (“True-Up”) in order to align the quarterly maximum payouts at 140% performance with the annual maximum payout of 130% performance. Awards for the first three quarters are not returned if the True-Up calculation results in a negative value for the year-end payout. The 65.98% payout was a result of lower qualified operating income primarily due to lower gross margins and higher operating expenses.
In early 2025, the CLDC reviewed the CEO and other NEOs’ pre-established MBO goals and the level of achievement. The CLDC adjusted the EOCPS payouts of the NEOs based on the MBO modifier, by percentages ranging from 0% to 16.7%. The modifier was applied to the fourth quarter, True-Up, and year-end payouts, resulting in total adjustments ranging from 0% to 7.62%. The MBO Goals were a combination of qualitative and quantitative measures, including personal and team development goals, strategic sales goals aligned to the company’s growth initiatives, and strategic operational initiatives.

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Compensation Discussion & Analysis	Table of Contents
Based on these results, the payouts for our NEOs for full year 2024 were as follows:

NEO	Payouts ($)	% Payout vs. Target
Michael Olosky	609,283	67.70
Brian Magstadt	269,271	67.70
Phil Burton	231,914	68.13
Udit Mehta	128,334	73.60
Cassandra Payton	178,133	65.98
EOCPS awards paid to each of our NEOs with respect to each of the three years ended December 31, 2024, 2023 and 2022, respectively, as applicable, are set forth in the “2024 Summary Compensation Table” below.
2024 Long-Term Equity Awards
Our NEOs’ long-term compensation is entirely equity-based. We grant equity awards to our NEOs pursuant to the Company’s current equity incentive plan, the amended and restated 2011 Incentive Plan (the “2011 Incentive Plan”).
Restricted Stock Units in General
Our NEOs’ 2024 awards of restricted stock units were made in the following two forms:
1. Time-based restricted stock units (“RSUs”) that are generally subject to three-year ratable vesting and comprise 35% of each NEO’s target equity award; and
2. Performance-based restricted stock units (“PSUs”) that generally vest based on the achievement of the average of annual revenue growth and ROIC performance goals over a three-year performance period and comprise 65% of each NEO’s target equity award.
The target equity award opportunity for each of our NEOs for 2024 and 2023 were as follows:

NEO	2024 Target Equity Award ($)	2023 Target Equity Award ($)
Michael Olosky	3,400,000	2,400,000
Brian Magstadt	716,880	696,000
Phil Burton	532,350	455,000
Udit Mehta	390,000	N/A
Cassandra Payton	590,000(1)	135,000
1.The significant year-over-year increase for Ms. Payton was due to her promotion into an NEO role with additional responsibilities.
The CLDC evaluated peer group and market survey data provided by Meridian and considered additional internal factors such as the CEO’s recommendation and the NEOs’ performance prior to increasing these target equity awards from 2023 levels, as applicable.

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Table of Contents	Compensation Discussion & Analysis
Our NEOs’ 2024 RSU Awards
In 2024, the CLDC approved RSU awards to each of our NEOs as indicated below:

Named Executive Officer	Shares Under 2024 RSUs
Michael Olosky	7,476
Brian Magstadt	1,577
Phil Burton	1,172
Udit Mehta	3,921
Cassandra Payton	1,298
See “Accelerated Vesting and Payout” and “Potential Payments on Termination or Change in Control” below for a discussion of potential early vesting of such RSU awards.
Our NEOs’ 2024 PSU Awards
For 2024 PSUs, we altered our approach to setting the goals for the performance metrics applicable to these PSUs. Annual revenue growth and ROIC performance goals will be set at the beginning of each year in the 3-year measurement period (as opposed to setting cumulative three-year goals or setting all three years of goals at the beginning of the measurement period), and the 3-year average results will determine the number of PSUs that vest.
The CLDC set the first year performance goals for our NEOs’ 2024 PSU awards in early 2024, with 50% of the goals based on the Company’s 2024 revenue growth (the “Revenue Growth Goals”) and the remaining 50% based on the Company 2024 ROIC (the “ROIC Goals”). The remaining Revenue Growth Goals and ROIC Goals for the 2024 PSUs will be set at the beginning of each remaining year in the 3-year measurement period and the results for each year will be averaged at the end of the 3-year period to determine the number of PSU shares that vest.
The NEOs’ 2024 PSU measurement period starts on January 1, 2024 and ends on December 31, 2026. The number of PSU shares that may vest ranges from 0% to 200% of each NEO’s target award opportunity, depending on the extent to which the performance goals will have been achieved at the end of 2026. The number of the target shares of our common stock and the maximum amount of shares of common stock that could potentially vest under the 2024 PSU awards granted to each of our NEOs is as follows:

	Target PSU Shares Under 2024 PSU Awards(1)	Maximum PSU Shares Under 2024 PSU Awards(2)
Michael Olosky	13,882	27,764
Brian Magstadt	2,926	5,852
Phil Burton	2,172	4,344
Udit Mehta	1,850	3,700
Cassandra Payton	2,408	4,816
1.This column represents the total target number of shares for the full 2024 PSU measurement period, unlike in the Summary Compensation Table where, under SEC disclosure rules, only the portion of the NEOs’ 2024 PSU awards that relate to the 2024 performance period are reported.
2.No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
The 2024 PSU awards incorporate annual performance goals established at the beginning of each year in the 3-year performance period due to the high degree of uncertainty in U.S. housing and other construction markets. The target PSUs in the table above reflect the total target PSUs for the full 3-year period, which were allocated in substantially equal amounts for each of the 2024, 2025 and 2026 performance periods.

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Compensation Discussion & Analysis	Table of Contents
Actual performance results for the first year performance period (2024) of the 2024-2026 PSU awards were as follows:

Actual Results
2024 (%)
Revenue Growth	0.8
ROIC	15.0
For the 2025 PSU award, the Company will revert back to 3-year cumulative performance goals set at the beginning of the 3-year measurement period.
Our Participating NEOs’ 2022-2024 PSU Awards
The CLDC set the performance goals for the 2022 PSU awards for all participating NEOs in early 2022. These PSUs were fully “at-risk” and were to vest only on achievement of compounded annual revenue growth and average ROIC performance metrics in a 2022-2024 measurement period (with each metric weighted equally). Due to the ETANCO acquisition in April 2022, the performance metrics excluded ETANCO.
Threshold, target and maximum levels for these performance metrics were as follows:

	Threshold (%)	Target (%)	Maximum (%)
Revenue Growth	8.3	11.0	16.5
Average ROIC	14.4	20.1	28.8

Actual performance results for the 2022-2024 performance period were as follows:

Actual Results
2022-2024 (%)
Revenue Growth	6.93
Average ROIC	22.37
The 2022-2024 revenue growth was below threshold, resulting in no shares earned for this metric. The 2022-2024 average ROIC performance was above target. This resulted in a total payout of 63.05% for the 2022 PSU awards to the participating NEOs.
Payouts for the 2022 PSU awards for the participating NEOs were as follows:

2022 PSU Shares Payouts(1)
Michael Olosky	3,308
Brian Magstadt	1,918
Phil Burton	463
1.No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares were forfeited or otherwise eliminated as determined by the CLDC.

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Table of Contents	Compensation Discussion & Analysis
Potential Accelerated Vesting and Payout
Under the 2011 Incentive Plan, the vesting of RSUs may accelerate in two situations. First, when an employee ceases employment with us upon his or her retirement (depending on whether the employee meets certain age and service tenure conditions), death or disability, all of the employee’s unvested RSUs vest. Second, all outstanding RSUs held by an employee vest on a change in control that involves a substantial change in his or her terms of employment or involuntary termination. In addition, the CLDC may cause awards granted pursuant to the 2011 Incentive Plan, including awards to our NEOs, to vest earlier in certain other situations, at its discretion.
Similarly, the grant agreements for PSU awards provide that, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance period has concluded and subject to achievement of the applicable performance goals. Further, the grant agreements for PSU awards require the PSU shares that could eventually become payable in favor of the recipient following the last day of the applicable vesting period after the performance period to be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
Change in Control or Asset Sale
The 2011 Incentive Plan provides that, on a change in control of the Company, if the surviving or resulting entity refuses to continue the PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of a recipient will change significantly as a result of the change in control, then the awards will vest ahead of schedule. Individual grant agreements may alter this default arrangement.
Our NEOs’ 2024 grant agreements do not change the default rule under the 2011 Incentive Plan, but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the sold business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient. For ease of administration, our NEOs’ grant agreements also use a broader definition, “sale event,” to encompass both change-in-control and asset-sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
In addition, in order to provide a “double-trigger” accelerated vesting mechanism, our NEOs’ grant agreements for PSU and RSU awards require that for the PSU or RSU awards to vest ahead of schedule on a sale event, an NEO’s employment with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) must terminate, either by the officer for good reason or by his or her employer without cause within two years from the sale event. In case of early vesting of the PSU awards because of a sale event, the PSU shares thereunder will be subject to the proration described in the “Potential Accelerated Vesting and Payout” section above.
See “Potential Payments on Termination or Change in Control” below for a more detailed discussion on early vesting of our NEOs’ PSU and RSU awards.
2024 Profit Sharing Trust Contributions
The Company and its U.S. subsidiaries maintain a defined contribution profit sharing trust plan for U.S.-based non-union employees, including our NEOs, while some of our non-U.S. subsidiaries maintain similar plans for their employees. An employee is eligible for participation in a given calendar year if he or she is an employee on the first and last days of that year and completes the minimum service requirement during that year. As of December 31, 2024, the minimum service requirement was at least 1,000 hours of service. We currently make contributions to employees’ profit sharing trust accounts in amounts equal to 7% of the employees’ qualifying salaries or wages (regular plus overtime pay), which amounts are subject to a modified vesting schedule, resulting in being fully vested after six years of service. We contribute an additional 3% of their qualifying salaries or wages to their profit sharing trust accounts each quarter to comply with the safe-harbor rules that govern the plan.

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Compensation Discussion & Analysis	Table of Contents
The safe-harbor contribution is not forfeitable and fully vests when the contribution is made. The plan limits trust contributions to amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Under the plan, other than the 3% safe-harbor contribution, the Board has exclusive discretion to authorize the trust contributions and change them at any time. Subject to such discretion, we expect the current profit-sharing-trust contribution rate to continue.
All of our participating employees under the plan, including our NEOs, are entitled to proportionate shares of forfeited contributions from employees who terminate their employment with us before such contributions fully vest. The plan also includes a 401(k) feature that allows our employees, including our NEOs, to contribute their pre-tax and/or Roth IRA earnings in addition to the amounts that we contribute to their accounts. We generally view our contributions to employees’ profit sharing trust accounts as serving a similar objective as salaries. The table below sets forth, for each of our NEOs, the Company contribution that was made to his or her respective profit sharing trust account for 2024, as compared to his or her 2023 profit sharing trust contribution:

	Profit Sharing Trust Contribution for 2023 ($)	Profit Sharing Trust Contribution for 2024 ($)(1)
Michael Olosky, President and Chief Executive Officer	33,000	34,500
Brian Magstadt, Former Chief Financial Officer and Treasurer	33,000	34,500
Phil Burton, Executive Vice President, North America	33,000	34,500
Udit Mehta, Chief Technology Officer	—	9,026
Cassandra Payton, Executive Vice President, General Counsel	33,000	34,500
1.If we employed the NEO on December 31, 2024, or if he or she retires during 2024 after reaching the age of 60, we will contribute to his or her profit sharing trust account 10% of his or her salary (including the 3% safe-harbor contribution), with a contribution limit of $34,500 for 2024, plus a pro-rata share of forfeited contributions from employees who terminate their employment before such contributions fully vest. The amounts in this column reflect that no such forfeitures occurred. Of such contributions, 30% were paid quarterly in the month following each calendar quarter of 2024 and the remaining 70% is being paid in 2025.
Contributions made to each of our NEOs’ profit sharing trust accounts with respect to each of the three years ended December 31, 2024, 2023 and 2022 respectively, if applicable, are set forth in the “2024 Summary Compensation Table” below as part of “All Other Compensation.”
Additional Compensation Information
Designation of Peer Companies to Help Set Executive Compensation
The Company maintains a comparative market peer group that includes certain companies in the building products or construction material industries that we consider our peer companies for comparative compensation purposes for NEOs. The peer group is evaluated on an annual basis to assess its continued appropriateness based on a number of factors including: industry, revenues, and stockholder feedback. These companies designated as peers individually had revenues between $1.1 billion and $3.9 billion in 2023, which values are approximately .5 to 1.8 times the Company’s 2023 revenue.

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Table of Contents	Compensation Discussion & Analysis
Based on the above selection criteria, the CLDC approved the following 19-company peer group from which we derived compensation data the CLDC considered in setting our NEOs’ 2024 compensation.

A.O. Smith Corporation	Armstrong World Industries, Inc	Patrick Industries, Inc.
AAON, Inc.	Atkore Inc.	PGT Innovations, Inc
Advanced Drainage Systems, Inc	Eagle Materials, Inc.	Quanex Building Products Corp.
Allegion plc	Gibraltar Industries, Inc.	Summit Materials, Inc.
American Woodmark Corp.	James Hardie Industries plc	The AZEK Company Inc.
Apogee Enterprises, Inc.	Louisiana-Pacific Corporation	Trex Company, Inc
Masonite International Corp
Our compensation consultant gathered data on the salary, bonus, total cash compensation, long-term incentives and total direct compensation paid by these peer companies to support the CLDC’s compensation decisions. Following the peer group review in 2023 the CLDC added A.O. Smith Corporation, James Hardie Industries plc, and Louisiana-Pacific Corporation to the peer group due to revenue and industry compatibility.
Other Compensation Considerations and Practices
The Board believes that it is in the best interests of the Company and its stockholders to create and maintain a company culture that emphasizes integrity and accountability and a compensation philosophy that focuses on pay-for-performance.
The Board has determined that an annual advisory vote by our stockholders on the compensation of our NEOs allows stockholders to provide timely, direct input on our compensation philosophy, policies and practices. The Board continues to believe that such an annual vote is consistent with our continuing efforts to engage in an open dialogue with our stockholders on the compensation of our NEOs and related governance matters and therefore is in the best interests of our stockholders. In addition, all of our NEOs are subject to and are currently in compliance with our compensation and governance guidelines and policies described in detail below.
Stock Ownership and Retention Guidelines for NEOs
The Board seeks a strong alignment of the interests of our management and stockholders and maintains robust stock ownership guidelines for our NEOs. The guidelines count common stock owned by our NEOs and unvested RSUs (the “Eligible Shares”), and do not count unvested PSUs. Each NEO had until 2020, or five years from becoming an NEO, to comply with his or her guideline. Until an NEO meets his or her stock ownership guideline, the NEO must hold at least 50% of any Eligible Shares, net of tax acquired through stock grant vesting or payout of PSUs. As of December 31, 2024, each NEO has either complied with these guidelines or is within the time allotted to comply. The guidelines for stock ownership for each of our NEOs, as of January 2025, is as follows:

Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Chief Financial Officer	3x Base Salary
Executive Vice President, North America	2x Base Salary
Chief Technology Officer	2x Base Salary
Executive Vice President, General Counsel	2x Base Salary

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Compensation Discussion & Analysis	Table of Contents
Restrictions on Hedging and Pledging Arrangements for All Employees and Directors
The Board believes that it is inappropriate and undesirable for the Company’s directors, officers or employees to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of the Company or its affiliates, including our common stock, as such transactions allow the insiders to own the Company’s equity securities without the full risks and rewards of ownership and potentially separate the insiders’ interests from those of the public stockholders.
The Board has therefore adopted an anti hedging and anti pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock) or the equity securities of our subsidiaries, including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities (or those of our subsidiaries) as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account. Violations of the policy may result in disciplinary action by the Company, including suspension without pay, loss of pay or bonus, demotion or other sanctions, dismissal for cause, and loss of severance benefits, or the Company may initiate or cooperate in civil or criminal proceedings against any employee relating to, or arising from, any such policy violation.
Executive Compensation Recovery (“Clawback”) Policy
We maintain an Executive Compensation Recovery Policy (the “Clawback Policy”) designed to comply with, and interpreted in a manner consistent with, Section 10D of the Exchange Act and the applicable rules of the NYSE. Under the Clawback Policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded performance-based compensation previously paid during any Covered Period (defined below) to the Company’s current or former Section 16 or executive officers (each of such officers, a “Covered Person”) in accordance with the terms of the Clawback Policy. Furthermore, under the Clawback Policy, the Company is prohibited from indemnifying any Covered Person against the loss of erroneously awarded performance-based compensation and from paying or reimbursing a Covered Person for purchasing insurance to cover any such loss.
A Covered Period means the three completed fiscal years immediately preceding the Trigger Date (as defined below) and, if applicable, any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years (provided, however, that if a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year comprises a period of nine to 12 months, such period would be deemed to be a completed fiscal year).
The Trigger Date means the earlier to occur of: (i) the date that the Board, applicable Board committee, or officers authorized to take action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement or (ii) the date that a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement.
The Board will decide the manner in which the Company seeks and enforces recovery. If, after the Company makes a reasonable attempt to recover, the Board determines that (1) the direct costs paid to a third party to assist in enforcing the Clawback Policy would exceed the recoverable amount (and the Company has documented the reasonable attempt(s) to recover, and has provided such documentation to the New York Stock Exchange (“NYSE”)); or (2) if recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code, the Company may decide not to seek recovery.

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Table of Contents	Compensation Discussion & Analysis
Nonqualified Deferred Compensation Plan
We maintain and operate a nonqualified deferred compensation plan for certain eligible U.S.-based employees (including the NEOs) and non-employee members of the Board.
Under the plan, (1) eligible employee participants can defer up to 100% of their base salary, short-term performance-based cash incentive award, and RSUs and PSUs, and (2) eligible director participants can defer up to 100% of their non-employee cash compensation or stock awards, in each case less applicable taxes and authorized benefits deductions. The plan is a nonqualified plan and is an unsecured, general obligation of the Company, and we have established and funded a “rabbi” trust to satisfy our payment obligations under this plan. Deferrals of equity awards under the plan will be made in the form of deferred shares awards. Timely deferral and payment elections are required of participants under the plan, and participants will be fully vested in their deferral accounts under the plan. The plan does not provide for Company contributions. Earnings on a participant’s deferred account are based on the results of the investment options available in the plan that are selected by the participant (except that equity awards can be initially invested only in Company stock, provided that diversification of such investment is permitted after a requisite holding period subsequent to vesting). Settlement is generally made in cash or shares, as applicable, at a date determined by the participant at the time a deferral election is made. Certain of our NEOs deferred a portion of their compensation in 2024 under the plan. See “2024 Non-Qualified Deferred Compensation Plan” below for a more detailed discussion of the deferred compensation plan and its operation in 2024.
Executive Severance Plan
In May 2024, the Board approved the adoption of the Simpson Manufacturing Co., Inc. Severance Plan (the “Severance Plan”), effective May 1, 2024. The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of an involuntary termination of employment with the Company other than for Cause or other disqualifying circumstances, or upon resignation for Good Reason, as defined in the Severance Plan.
In the event of a qualifying termination and subject to the employee’s execution of a general release of liability against the Company and other requirements as specified in the Severance Plan, the Company will award the following discretionary Severance Plan payments and benefits to the eligible executive officers:
•payment of (1) base salary and (2) the aggregate annual target award opportunity under the EOCPS for the year in which termination occurs, multiplied by two in the case of the Chief Executive Officer, multiplied by one in the case of executive officers, other than the Chief Executive Officer, multiplied by three-fourths in the case of each eligible senior vice president or vice president with 5 or more years of service, or multiplied by one-half in the case of each eligible senior vice president or vice president with less than five years of service; and
•payment of COBRA premiums, for up to 18 months in the case of the Chief Executive Officer, or for up to 12 months in the case of each executive officer other than the Chief Executive Officer and each eligible senior vice president or vice president.
In addition, in the event of a qualifying termination during the Change in Control Protection Period, as defined in the Severance Plan, and subject to the applicable participant’s execution of a general release of liability against the Company and other requirements as specified in the Severance Plan, the Severance Plan provides that the Company will award the following payments and benefits to the eligible executive officers:
•payment of (1) base salary and (2) the greater of the eligible employee’s aggregate annual target award opportunity under the EOCPS for the year in which the Change in Control occurs, or the eligible employee’s aggregate annual target award opportunity under the EOCPS for the year in which termination occurs, multiplied by two and a half in the case of the Chief Executive Officer, or multiplied by two in the case of executive officers other than the Chief Executive Officer; and
•payment of COBRA premiums, for up to 24 months in the case of the Chief Executive Officer and executive officers other than the Chief Executive Officer.

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Compensation Discussion & Analysis	Table of Contents
Everybody Matters Service Awards
The Company provides Everybody Matters service awards to each employee for every five years of service with the Company to promote and reward longevity of service. These awards are paid in cash.
Material Risk Considerations of Compensation Policies
We face various types of risk daily, including market risk, credit risk, currency risk, and interest rate risk, as well as general business risk. Our compensation programs generally look at longer timeframes, currently from one quarter to three years. Therefore, we do not feel that they expose us to undue risk-taking. To successfully compete in and expand our markets and to attract and retain talent, however, some risks are unavoidable, such as the risks, uncertainties and factors discussed in the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2024, under the heading Item 1A - “Risk Factors” and the heading Item 7 - “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in some cases are desirable and appropriate.
In addition to rewarding our employees for time spent at work and for the achievement of specific performance goals, we also seek to use our compensation programs to balance risk-taking. We believe that our cash profit sharing and equity-based awards promote a measured approach to areas of risk that we face as an organization. While the overall objective of our compensation programs is to increase stockholder value, we believe they also encourage sound financial management and the safeguarding of our assets. In addition, we believe our compensation programs promote a sense of unity, fairness and cooperation among all of our employees, not just our management, and afford less opportunity and incentive for individual employees to take undue risk in an attempt to increase their own compensation at the expense of the long-term health of the Company. As a result of our review of potential compensation-related risks, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Through our cash profit sharing incentive plans, including the EOCPS Plan, our NEOs and other employees are encouraged to maximize our short-term profits, for example, by increasing revenues and reducing operating costs. Payouts under the EOCPS Plan are based 40% on quarterly qualified operating income and 60% on annual qualified operating income and can be modified based on the achievement level of MBO goals. Accordingly, each of our NEOs receive four quarterly payouts and one annual payout. If the qualified operating income or other performance goal achievement is less than the minimum amount in one or more quarters of any year, our NEOs will receive no payment for such quarter(s). In addition, if the annual qualified operating income or other performance goal is less than the annual minimum amount in a particular year, our NEOs will receive no annual payment following the end of that year but may still receive one or more quarterly payments during the year. We believe that these aspects of the EOCPS Plan reduce the risk that the quarterly time horizon could potentially create opportunities for employees to maximize income in one quarter at the expense of a future quarter.
Through our equity-based compensation, including the RSUs and PSUs, our NEOs and other employees are encouraged to drive our continued growth and increase long-term value for our stockholders, for example, by growing our revenues and increasing the return on our stockholders’ invested capital. Because our NEOs’ and other employees’ equity awards generally vest over several years after grant, and grants are made annually with overlapping performance and vesting cycles, the value of such awards is affected by our performance over time. As a result, any attempt to maximize our short-term profits at the expense of our long-term financial health would work against our employees’ incentive to maximize their total compensation.

56	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Compensation Committee Report
The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Leadership Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2024.
•Celeste Volz Ford, Chair
•Chau Banks
•Gary Cusumano
•Philip Donaldson
•Angela Drake

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Executive Compensation Tables
2024 Summary Compensation Table
The table below provides information with respect to the compensation of our Named Executive Officers (“NEOs”), which include our Principal Executive Officer, our former Principal Financial Officer, and our three other most highly compensated executive officers serving as of December 31, 2024, for their services provided to us and our subsidiaries in all capacities during the three years ended December 31, 2022, 2023 and 2024, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael Olosky President and Chief Executive Officer	2024	900,000		2,160,421	609,283	34,750	3,704,453
	2023	800,000		2,823,117	1,483,432	33,000	5,139,549
	2022	620,000		1,137,526	915,216	133,376	2,806,118
Brian Magstadt Former Chief Financial Officer and Treasurer	2024	568,218	1,013(4)	455,587	269,271	34,500	1,328,589
	2023	551,668		897,897	719,838	33,500	2,202,903
	2022	530,450		691,010	522,017	31,000	1,774,478
Phil Burton Executive Vice President – North America	2024	486,294	1,201(4)	338,433	231,914	34,500	1,092,342
	2023	454,480		531,546	573,608	33,000	1,592,634
Udit Mehta Chief Technology Officer	2024	300,871	300,000(5)	795,528	128,334	36,236	1,560,969
Cassandra Payton Executive Vice President – General Counsel	2024	450,000		374,965	178,133	34,500	1,037,598
1.Amounts in this column for 2024 reflect the grant date fair value of the restricted stock units granted to the applicable NEO under the 2011 Incentive Plan in 2024. There were two kinds of restricted stock units granted to our NEOs in 2024: time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). See “Executive Compensation Analysis - Long-Term Equity Awards” above. We determined the value of such awards to be included for 2024 by multiplying the target number of shares of our common stock that may become vested pursuant to the terms of the applicable awards by the fair value of our common stock as of the grant date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” For all of our NEOs except Mr. Mehta, the 2024 RSU and PSU awards were made on January 18, 2024 and fair value was calculated as $178.93 and $177.80 per share, respectively, based on the closing price of our common stock reported by the New York Stock Exchange (“NYSE”) at the close of trading on January 17, 2024, discounted for dividends that these awards did not participate in. Mr. Mehta’s 2024 RSU and PSU awards were made on May 10, 2024 and fair value was calculated as $175.47 and $174.34 per sahre, respectively, based on the closing price of our common stock reported by the NYSE at the close of business on May 9, 2024, discounted for dividends that these awards did not participate in. Under SEC disclosure rules, only the portion of the NEOs’ 2024 PSU awards that relate to the 2024 performance period are reported in this column for 2024 (because only the performance goals for that portion of the 2024 PSUs were established during 2024). Grant date fair value for the remaining 2025 and 2026 portions of the 2024 PSU awards granted in January 2024 will be reported in future years in the Summary Compensation Tables for those fiscal years, respectively (because the performance goals for such portions of the 2024 PSUs will be established during such future years). Vesting of any portion of the 2024 PSUs is subject to the full 3-year performance period and based on the results of this performance period, the 2024 portion (as well as the

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Table of Contents	Executive Compensation Tables
2025 and 2026 portions) may not vest at all. Assuming achievement of maximum performance of the 2024 portion of the 2024 PSUs granted to Messrs. Olosky, Magstadt, Burton, and Mehta, and Ms. Payton would be $1,645,480, $346,829, $257,454, $215,019, and $285,428, respectively. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards see Note 6 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2024.
2.Amounts in this column for 2024 reflect cash incentive compensation earned by the applicable NEO pursuant to the terms of our EOCPS Plan with respect to 2024 (regardless of the year in which such amounts were actually paid). Quarterly 2024 EOCPS awards received by our NEOs were earned in one quarter and paid in the following quarter. As a result, quarterly awards with respect to the fourth quarter of 2024, which were paid in the first quarter of 2025, are reflected for 2024. Annual 2024 EOCPS awards received by our NEOs were earned in 2024 and paid in 2025, but are reflected for 2024. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.
3.Company contribution amounts to defined contribution plans, as well as certain other amounts included as 2024 “All Other Compensation” for our NEOs, are set forth in the table below.

	Profit sharing trust contribution and share of forfeitures ($)(a)	Charitable Gift Matching Contributions ($)	Relocation Allowance ($)(b)	Total ($)
Michael Olosky	34,500	250		34,750
Brian Magstadt	34,500			34,500
Phil Burton	34,500			34,500
Udit Mehta	9,026		27,210	36,236
Cassandra Payton	34,500			34,500
a.Amounts in this column include our contribution to the applicable NEO’s profit sharing trust account, pursuant to a defined contribution profit sharing trust plan we maintain for U.S.-based employees, including our NEOs, with respect to 2024 (regardless of the year in which such amounts were actually paid) in an amount equal to the sum of (i) 7% of the applicable NEO’s qualifying salary, which is subject to a 6-year vesting period and the NEO being employed at the beginning and end of the year, (ii) a quarterly safe harbor contribution equal to 3% of the applicable NEO’s qualifying salary, which is not forfeitable and fully vests when made, and (iii) a proportionate share of contributions from employees who terminated employment with us before such contributions fully vest; provided, however, that the profit sharing trust plan limits our contributions only to trust amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code and thus imposes a contribution limit of $34,500 for 2024. The contributions earned by the applicable NEO with respect to the fourth quarter of 2024, which were paid as of the first quarter of 2025, are reflected for 2024.
b.The amounts in this column reflect relocation allowances for moving expense in 2024 for Mr. Mehta.
4.    These amounts represent Everybody Matters service awards paid to Mr. Magstadt and Mr. Burton in 2024.
5.    This amount represents a sign-on bonus paid to Mr. Mehta in 2024.

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Executive Compensation Tables	Table of Contents
2024 Grants of Plan-Based Awards
The following table summarizes the cash award opportunities granted to our NEOs during 2024 under our EOCPS Plan and the equity awards granted to our NEOs under our 2011 Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Michael Olosky		225,000	900,000	1,800,000
	1/18/2024(5)				2,314	4,627	9,255		822,740
	1/18/2024							7,476	1,337,681
Brian Magstadt		99,438	397,753	795,506
	1/18/2024(5)				488	975	1,951		173,414
	1/18/2024							1,577	282,173
Phil Burton		85,101	340,406	680,811
	1/18/2024(5)				362	724	1,448		128,727
	1/18/2024							1,172	209,706
Udit Mehta		45,131	180,523	361,046
	5/10/2024(5)				308	617	1,233		107,510
	5/10/2024							3,921	688,018
Cassandra Payton		67,500	270,000	540,000
	1/18/2024(5)				401	803	1,605		142,714
	1/18/2024							1,298	232,251
1.Amounts in these columns reflect the threshold, target and maximum amounts that could become payable under the EOCPS Plan for each of our NEOs with respect to 2024. Actual amounts payable to our NEOs under the EOCPS Plan were determined based on the level at which our quarterly and annual qualified operating income performance compared to pre-established goals for the applicable quarter or year. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.
2.Amounts in these columns reflect the threshold, target and maximum number of performance-based restricted stock units (“PSUs”) regarding our shares of common stock that could be earned pursuant to the 2024 portion of our NEOs’ 2024 PSU awards (for which annual revenue growth and ROIC performance goals were set in 2024). Our NEOs’ PSU awards are subject to two types of performance goals: one set of goals based on our revenue growth, and another set of goals based on the return on our stockholders’ invested capital. The threshold amounts are calculated, assuming that the threshold levels of both types of performance goals would be achieved. The actual amount of PSUs that could be earned pursuant to our NEOs’ 2024 PSU awards, therefore, could be less than the threshold amounts if only one of the threshold levels is achieved. In addition, no fractional shares will be issued pursuant to any PSU award. See “Compensation Discussion and Analysis - Long-Term Equity Awards - Our NEOs’ 2024 PSU Awards” above.
3.Amounts reflect the actual number of time-based restricted stock units (“RSUs”) of our shares of common stock granted as being subject to continued vesting. See “Executive Compensation Analysis - Long-Term Equity Awards - Our NEOs’ 2024 RSU Awards” above.

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4.The amounts in this column reflect the grant date fair value of the equity awards granted to our NEOs in 2024 computed in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of the target PSUs and RSUs granted to all of our NEOs except Mr. Mehta was calculated as $178.93 and $177.80 per share, respectively, based on the closing price of our common stock reported by the NYSE at the close of trading on January 17, 2024, discounted for dividends that these awards did not participate in. The grant date fair value of the target PSUs and RSUs granted to Mr. Mehta was calculated as $175.47 and $174.34 per share, respectively, based on the closing price of our common stock reported by the NYSE at the close of trading on May 9, 2024, discounted for dividends that these awards did not participate in.
5.Consistent with the requirements of FASB Topic 718, the reported amount represents the first portion of the NEO’s 2024 PSU award, for the 2024 performance period (because annual revenue growth and ROIC performance goals for that performance period were set in 2024, but annual revenue growth and ROIC performance goals for the 2025 and 2026 portions of the 2024 PSU awards won’t be established until each of those subsequent years). The shares earned for this performance period, if any, are expected to vest in February 2027.
Grants made in 2024 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the amount of base salary and incentive compensation in proportion to total compensation for the NEOs is provided under the section entitled “2024 NEO Compensation Mixes” of this Proxy Statement.

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Executive Compensation Tables	Table of Contents
Outstanding Equity Awards at 2024 Fiscal Year End
As of December 31, 2024, our NEOs held the following restricted stock units awarded under the 2011 Incentive Plan:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Michael Olosky	1/20/2022	942	156,212	3,308(4)	548,566
	1/24/2023	6,302	1,045,061	35,104(5)	5,821,296
	1/18/2024	7,476	1,239,745	4,627(6)	767,351
Brian Magstadt	1/20/2022	547	90,709	1,918(4)	318,062
	1/24/2023	1,828	303,137	10,180(5)	1,688,149
	1/18/2024	1,577	261,514	975(6)	161,740
Phil Burton	1/20/2022	132	21,890	463(4)	76,779
	1/24/2023	1,196	198,333	6,652(5)	1,103,101
	1/18/2024	1,172	194,353	724(6)	120,061
Udit Mehta	5/10/2024	3,921	650,219	617(6)	102,317

Cassandra Payton	1/20/2022	202	33,498	—	—
	1/24/2023	356	59,035	1,972(5)	327,017
	1/18/2024	1,298	215,247	803(6)	133,106
1.Vesting of restricted stock units may be accelerated under certain circumstances. See “Executive Compensation Analysis - Long-Term Equity Awards” above and “Potential Payments on Termination or Change in Control” below.
2.Represents RSUs, vesting in three equal annual installments beginning on the first anniversary of the vesting start date (as determined by the CLDC).
3.Calculated based on the $165.83 closing price of our common stock reported by the NYSE at the close of trading on December 31, 2024.
4.Represents actual number of PSUs vested based on actual performance for the three-year measurement period ending December 31, 2024.
5.Represents the maximum number of PSUs that could vest subject to meeting the applicable performance goals over the three-year measurement period commencing on January 1 of the calendar year in which the PSUs were granted. The number of PSUs that will actually vest will be determined following the performance period.
6.Represents the target number of PSUs (just the portion for the 2024 performance period) that could vest subject to meeting the applicable performance goals over the three-year performance period commencing on January 1 of the calendar year in which the PSUs were granted. The number of PSUs that will actually vest will be determined following the performance period.
As of December 31, 2024, our NEOs did not hold outstanding options with respect to our common stock.

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Table of Contents	Executive Compensation Tables
2024 Option Exercises and Stock Vested
The following table provides information on the number of shares of our common stock that vested during 2024 under restricted stock units granted to each of our NEOs pursuant to the 2011 Incentive Plan:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael Olosky	13,296	2,536,478
Brian Magstadt	8,537	1,628,603
Phil Burton	2,274	433,811
Udit Mehta	—	—
Cassandra Payton	278	53,034
1.Calculated by multiplying the number of shares that vested by the market value of such shares on the vesting date.
2024 Non-Qualified Deferred Compensation Plan
The following table presents information about our Deferred Compensation Program, which provides for the deferral of compensation paid to or earned by the NEOs on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2024. Because deferrals related to annual incentive payouts under the EOCPS are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year. Amounts in the following tables may not add due to rounding.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
Michael Olosky	1,022,326	(59,754)	–	962,572
Brian Magstadt	476,734	(60,173)	–	416,562
Phil Burton	59,329	(7,493)	–	51,837
Udit Mehta	–	–	–	–
Cassandra Payton	–	–	–	–
(1)Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the EOCPS, and PSU and RSU awards. The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant, or common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2024 under the Deferred Compensation Program by each of the NEOs:

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Name	Salary Deferred ($)	EOCPS Deferred(a) ($)	PSU and RSU Awards Deferred ($)	Total ($)
Michael Olosky	–	103,959	918,367	1,022,326
Brian Magstadt	–	–	476,734	476,734
Phil Burton	–	–	59,329	59,329
Udit Mehta	–	–	–	–
Cassandra Payton	–	–	–	–
(a)The incentive compensation deferred in 2024 was earned by each NEO in 2024.
(2)The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2024 for each of the NEOs. It includes (a) the aggregate contributions made by each of the NEOs, (b) the change in market value of the common stock units based on the change in market value of Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (c) aggregate distributions to participants:

Name	Years of Participation	Aggregate Executive Contributions ($)	Changes in Market Value ($)	Aggregate Distributions ($)	Aggregate Balance ($)
Michael Olosky	2	1,022,326	(59,754)	–	962,572
Brian Magstadt	1	476,734	(60,173)	–	416,562
Phil Burton	1	59,329	(7,493)	–	51,837
Udit Mehta	–	–	–	–	–
Cassandra Payton	–	–	–	–	–
Potential Payments Upon Termination or Change in Control
Our NEOs are at-will employees, and we or our NEOs can terminate the employment relationship at any time, for any reason, with or without cause.
We have not entered into general employment agreements with any of our NEOs. However, as discussed above under “Additional Compensation Information - Executive Severance Plan,“ in May 2024, we adopted an Executive Severance Plan in which our NEOs and certain of our other key employees participate which provides for benefits to participants in the event of an involuntary termination of employment with the Company other than for Cause or other disqualifying circumstances, or upon resignation for Good Reason, including severance compensation and payments in respect of the monthly premium cost for group health plan benefits.
As discussed above under “Executive Compensation Analysis - Long-Term Equity Awards,” the vesting of an NEO’s outstanding RSUs, or a portion thereof, may accelerate on, following or in connection with (1) retirement after reaching certain age and service tenure conditions, (2) death, (3) disability or (4) certain situations linked to a change in our control or a sale of our assets.
The following table summarizes the amounts payable to the NEOs upon termination under specified circumstances or upon a change of control. The data below assumes that each triggering event listed in the table occurred on December 31, 2024 and that the price for our common stock was $165.83, the closing price of our common stock on December 31, 2024.

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	Voluntary Termination ($)	Retirement(1)(2) ($)	Death(1) ($)	Disability(1) ($)	Involuntary Termination With Cause ($)	Involuntary Termination Without Cause(3) ($)	Termination Without Cause or for Good Reason Following a Change in Control(1)(3)(4) ($)
Michael Olosky	—	—	7,637,798	7,637,798	—	7,252,904	18,958,337
Brian Magstadt	—	2,260,595	2,260,595	2,260,595	—	3,258,000(1)	6,187,347
Phil Burton	—	1,346,816	1,346,816	1,346,816	—	2,195,250(1)	4,697,083
Udit Mehta	—	—	752,537	752,537	—	512,828	2,740,981
Cassandra Payton	—	—	658,898	658,898	—	720,000	3,538,898
1.Includes RSUs under the 2022, 2023, and 2024 outstanding equity awards, and PSUs calculated based on the actual number of PSUs vested under the 2022 outstanding equity awards, the maximum number of PSUs that could vest under the 2023 outstanding equity awards (prorated through December 31, 2024), and the target number of PSUs that could vest under the 2024 portion of the 2024 outstanding equity awards, multiplied by the $165.83 closing price of our common stock reported by the NYSE at the close of trading on December 31, 2024. No material conditions or obligations are currently expected to apply to the receipt of payments on any accelerated vesting of equity awards granted to our NEOs.
2.As of December 31, 2024, Mr. Magstadt and Mr. Burton were the only NEOs eligible for retirement with respect to certain of their equity awards.
3.Includes cash severance benefits and continuation of health and welfare benefits payable under the Executive Severance Plan in the event of an involuntary termination without cause or in the event of a termination without cause or for good reason following a change of control.
4.Includes potential payments in connection with a sale of our assets.
To increase the compatibility of the PSU and RSU awards with Section 409A and avoid potential negative tax implications for the recipient and the Company, our NEOs’ grant agreements provide that, in case the applicable NEO’s RSU awards vest ahead of schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case the applicable NEO is a specified employee under Section 409A, his or her RSU awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance-measurement period has concluded. In addition, while still providing for early vesting in case of death or disability, our NEOs’ grant agreements provide that, for the PSU or RSU awards to vest ahead of schedule, an NEO may retire at age 55, but only after having worked at the Company or its subsidiaries for 15 years. For each year, however, that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire with accelerated vesting.
The 2011 Incentive Plan defines “change in control” as any of the following transactions: (1) the consummation of a consolidation or merger of the Company in which the Company is not the surviving corporation; (2) the consummation of a reverse merger in which the Company is the surviving corporation but the shares of our common stock outstanding immediately preceding such reverse merger are converted by virtue of such reverse merger into other property, whether securities, cash or otherwise; or (3) the approval by our stockholders of a plan or proposal for the dissolution and liquidation of the Company; provided that a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record

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holders of our common stock immediately before such transaction or transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately thereafter. Our NEOs’ grant agreements use a broader definition, “sale event,” to encompass both change in control and asset sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
To provide a double-trigger mechanism as recommended by our stockholders, under our NEOs’ grant agreements, for any PSU or RSU award to vest ahead of schedule upon a sale event, the applicable NEO’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the NEO for good reason or by his or her employer without cause within two years from the sale event. Our NEOs’ grant agreements use standard definitions for what constitutes good reason or cause that can typically be found in employment agreements. Under our NEOs’ grant agreements, before an NEO may quit for good reason, he or she will first need to provide written notice within 90 days of the underlying incident and inform his or her employer about the reason. In addition, the employer has up to 30 days to cure following such notice. Similarly, for the Company, a subsidiary thereof, or the acquiring, surviving or resulting entity to terminate an NEO with cause, which results in forfeiture of the NEO’s PSU or RSU awards, the employer will need to provide notice and the NEO has up to 15 days to cure. In case of early vesting of our NEOs’ PSU awards, shares thereunder that could eventually vest in favor of the officer will be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
The 2011 Incentive Plan provides that on a change in control, if the surviving or resulting entity refuses to continue our NEOs’ PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of the applicable NEO will change significantly as a result of the change in control, then the awards will vest ahead of schedule. The 2011 Incentive Plan, however, allows individual grant agreements to alter this default arrangement. Our NEOs’ grant agreements do not change the default rule under the 2011 Incentive Plan but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.

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CEO Pay Ratio
We believe our executive compensation to be reasonable and unbiased to motivate our employees to create stockholder value. We are committed to internal pay equity, and the CLDC monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The CLDC reviewed a comparison of CEO pay to the pay of all our employees in 2024.

65:1(1) CEO Pay Ratio
Our CEO to median employee pay ratio disclosed in this Proxy Statement is calculated pursuant to Item 402(u) of Regulation S-K. For purposes of this disclosure, we have used the same median employee that we used to determine the pay ratio disclosed in our 2024 proxy statement, because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

For 2023, we identified the median employee by examining the 2023 annual total compensation (as defined under Item 402(u)), based on our payroll records, for all individuals (excluding our CEO) who were employed by us, including our consolidated subsidiaries, on December 31, 2023 (a total of approximately 5,500 employees, including 3,274 employees based in the United States). We included all employees (excluding our CEO), whether employed on a full-time, part-time, or seasonal basis, but (as permitted under SEC rules) we excluded from our employee population consideration eight associates located in Reunion Island (due to the inability to obtain compensation data for such associates). We also used widely recognized tests that the Company would otherwise use to determine whether its workers are employees (including the relevant employment or tax law standards and recognized tests under the laws of foreign countries normally used to determine whether local workers in such countries are employees). We did not make any assumptions, adjustments, or estimates with respect to the calculation of total compensation, except we annualized the base salary pay for any full-time employees that were not employed by us for the entire 2023 payroll year. We used the average foreign exchange rate for all of 2023 when calculating total compensation for non-U.S. based employees. We calculated annual total compensation for such employees using the same methodology that we use for our named executive officers as set forth in the 2023 Summary Compensation Table in our 2024 proxy statement.

In calculating our CEO pay ratio for 2024, we determined that our CEO’s 2024 annual total compensation was $3,704,453, and our median employee’s 2024 annual total compensation was $56,711. In each case, annual total compensation was calculated by totaling all applicable elements of compensation for 2024 in accordance with Item 402(c)(2)(x) of Regulation S-K. As a result, for 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries was approximately 65 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.

1.This CEO Pay Ratio reflects the total compensation of the CEO including only the 2024 portion of the 2024 PSUs, as reflected in the 2024 Summary Compensation Table above. If all portions of the 2024 PSUs were included in the CEO’s 2024 compensation, this ratio would have been 94:1.

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Pay Versus Performance
As required by the SEC’s pay versus performance (“PVP”) rules, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2024 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2024, 2023, 2022 and 2021 Proxy Statements (each of 2020, 2021, 2022, 2023, and 2024, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as “NEOs”. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years.

Year (a)	Summary Compensation Table Total Compensation for CEO(1) ($) (b)	Compensation Actually Paid to CEO(2)(3) ($) (c)	Average SCT Total Compensation for Other NEOs(1) ($) (d)	Average Compensation Actually Paid to Other NEOs(2)(3) ($) (e)	Value of Initial Fixed $100 Investment Based On		Net Income ($) (h)	Operating Income(6) ($) (i)
					Cumulative TSR(4) ($) (f)	Peer Group Cumulative TSR(5) ($) (g)
2024	3,704,453	2,609,257	1,254,874	1,031,050	215.81	224.90	322,224,000	474,293,000
2023	5,139,549	9,453,698	1,746,864	3,141,368	256.11	147.49	353,987,000	536,608,000
2022	5,413,738	2,256,634	1,767,501	1,201,620	113.65	134.84	333,995,000	520,430,099
2021	3,914,701	14,118,964	1,290,442	2,556,158	176.50	185.73	266,447,000	426,491,332
2020	4,880,856	8,876,953	1,257,524	2,265,656	117.53	124.08	187,000,000	326,008,984
1.The individuals representing our CEO and Other NEOs for each presented year are as follows:

	2024	2023	2022	2021	2020
CEO	Michael Olosky	Michael Olosky	Karen Colonias	Karen Colonias	Karen Colonias
NEOs	Brian Magstadt	Brian Magstadt	Brian Magstadt	Brian Magstadt	Brian Magstadt
	Phil Burton	Michael Andersen	Michael Olosky	Michael Olosky	Roger Dankel
	Udit Mehta	Phil Burton	Roger Dankel	Roger Dankel	Kevin Swartzendruber
	Cassandra Payton	Roger Dankel	Kevin Swartzendruber	Kevin Swartzendruber	Terry Hammons
Terry Hammons
2.For 2024, in determining both the “compensation actually paid” (or “CAP”) to our CEO and the average CAP to our Other NEOs for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) and column (d) for such Covered Year the following amounts (please note that while similar adjustment information was provided in our 2024 proxy statement for Covered Year 2023 and in our 2023 proxy statement for Covered Years 2020, 2021, and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because in our view it is not material to our stockholders’ understanding of the information reported in the table above for 2024 or the relationships disclosures provided below):

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Item and Value Added (Deducted)	2024 ($)
For CEO:
- SCT “Stock Awards” column value	(2,160,421)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	3,541,797
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end granted prior to Covered Year	(1,652,510)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted prior to Covered Year vested in Covered Year	(824,063)
TOTAL ADDED/(DEDUCTED):	(1,095,197)
For Other NEOs (Average):
- SCT “Stock Awards” column value	(491,128)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	718,210
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end granted prior to Covered Year	(279,408)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted prior to Covered Year vested in Covered Year	(171,498)
TOTAL ADDED/(DEDUCTED):	(223,824)
3.Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.
4.For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 31, 2019 through and including the last day of the Covered Year (each one-year, two-year, three-year, four-year, and five-year periods, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of those yearly percentage changes was then applied to a deemed fix investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2024, 2023, 2022, 2021 and 2020, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
5.For purposes of this pay versus performance disclosure, our peer group is the Dow Jones U.S. Building Materials & Fixtures Index (the “Peer Group”). For each Covered Year, our Peer Group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the Peer Group.
6.For purposes of this PVP Table, our Operating Income results were calculated substantially as described above in our Compensation Discussion and Analysis. Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs and more information on the calculation of Operating Income and these PVP Table results.

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The following charts provide, across the Covered Years, a clear description of the relationships (1) between our cumulative total shareholder return and the cumulative total shareholder return of the Peer Group, and (2) between (A) the executive compensation actually paid to the CEO and the average of the executive compensation actually paid to our Other NEOs (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above. We do not use net income to determine compensation levels or incentive plan payouts.

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2024 Financial Performance Measures
The following tabular list provides what we believe represent the three most important financial performance measures (including Operating Income) we used to link CAP for our CEO and Other NEOs for 2024 to our performance for 2024:

1. Operating Income

2. Revenue Growth

3. ROIC

Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.

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Item 3: Approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025)
We are asking our shareholders to consider and approve the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan, as amended and restated (the “A&R ESPP”).
Introduction
On January 31, 2025, our Board approved the A&R ESPP, subject to shareholder approval at the Annual Meeting. If this Item 3 is approved by our shareholders, the A&R ESPP will become effective upon the date of the Annual Meeting for offerings under the A&R ESPP that are anticipated to begin on or after September 1, 2025. In the event that our shareholders do not approve this Item 3, the A&R ESPP will not become effective and the existing Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (the “Current Plan”) will continue in its current form. We are asking our shareholders to approve the A&R ESPP pursuant to the New York Stock Exchange listing requirements.
The purpose, benefits and principal features of the A&R ESPP are summarized below. The material changes made in connection with this amendment and restatement include the following:
•Addition of Discounted Purchase Price. The A&R ESPP provides for a purchase price equal to 95% of the fair market value of a share of our common stock on each purchase date under the A&R ESPP. The Current Plan does not provide for any discount.
•Change in Number and Length of Offering Periods and Number of Purchase Dates Per Year. Under the Current Plan, there are twelve offering periods per calendar year, each of approximately one month in length. The A&R ESPP reduces the number of offering periods to two. Under the A&R ESPP, each offering period will be approximately six months in length, starting on September 1 and March 1 of each year, and, as a result, there will only be two purchase dates during every 12-month period under the plan.
•Purchases in Treasury Shares. The A&R ESPP permits Simpson to settle purchases under the A&R ESPP in newly issued shares or treasury shares in addition to shares acquired on the open market. The Current Plan only provides for open market purchases.
•Addition of a Term. The A&R ESPP will have a term of 10 years unless earlier terminated by us. The Current Plan does not have a term.
The aggregate number of shares that may be issued under the A&R ESPP is 200,000 shares of our common stock, subject to adjustment under the terms of the A&R ESPP. This share reserve is anticipated to be sufficient for purchases under the A&R ESPP for the entire 10-year term, but the shares could last for a different period of time if actual practice does not match current expectations or our share price changes materially.
Summary of the A&R ESPP
The following summary of the A&R ESPP does not purport to be a complete description of all of the provisions of the A&R ESPP and is qualified in its entirety by reference to the complete text of the A&R ESPP, which has been filed with the SEC as Appendix A to this Proxy Statement. Capitalized terms used in this summary, but not otherwise defined in this summary, shall have the respective meanings ascribed to them in the A&R ESPP.

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General
The purpose of the A&R ESPP is to provide employees of Simpson and its designated subsidiaries and affiliates with an opportunity to obtain a proprietary interest in Simpson through ownership of our common stock and to permit the purchase of our common stock in a convenient fashion. The A&R ESPP is not intended to be a qualified “employee stock purchase plan” pursuant to Section 423 of the Code. The aggregate number of shares that may be issued under the A&R ESPP is 200,000 shares of our common stock, subject to proportionate adjustment in the event of a dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities of Simpson, or other change in Simpson’s structure that has a material effect on the fair market value of shares of our common stock. The shares made available for sale under the A&R ESPP may be newly issued shares, treasury shares, or shares acquired on the open market.
The closing market price for a share of our common stock on the New York Stock Exchange as of March 11, 2025 was $158.95 per share.
Administration
The A&R ESPP will be administered by the Compensation and Leadership Development Committee of the Board (the “CLDC”). Any questions arising in the administration, interpretation and application of the A&R ESPP will be determined by the CLDC, and such determinations will be conclusive and binding on all parties. The CLDC may provide for participation in the A&R ESPP by eligible employees who are subject to non-U.S. law on such terms and conditions different from those specified in the A&R ESPP as may be determined to be necessary or desirable to promote achievement of the purposes of the plan. In furtherance of such purposes, Simpson may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which Simpson or the participating subsidiaries operate or have employees. All expenses reasonably incurred by Simpson in the administration of the A&R ESPP will be paid by Simpson.
Eligibility
Any employee of Simpson or any Simpson subsidiary or affiliate designated by the Board who, as of the first day of the applicable enrollment period under the A&R ESPP, is (a) a full-time or permanent part-time employee, (b) has been employed for at least 90 days, (c) customarily works more than 20 hours per week and (d) is not an officer (as such term is defined in Rule 16a-1(f) promulgated by the SEC under the Exchange Act) or a non-employee director of Simpson or a holder of more than ten percent of Simpson’s outstanding common stock (“Eligible Employees”). Eligibility determinations will be conclusively made by the Committee. As of March 11, 2025, approximately 3,414 employees of Simpson and its subsidiaries, excluding the NEOs and other Section 16 officers, were eligible to participate in the A&R ESPP. The basis for participation in the A&R ESPP is meeting the eligibility requirements and electing to participate.
Participation in an Offering
Eligible Employees become participants in the A&R ESPP by filing with Simpson an application for participation on a prescribed form (including any electronic version) and any other documents required by the CLDC during the applicable enrollment period. Such payroll deductions may be for any whole dollar amount not less than $5.00 per week in the case of an Eligible Employee paid on a weekly basis, $10.00 biweekly or semimonthly in the case of an Eligible Employee paid on a biweekly or semimonthly basis, or $20.00 monthly in the case of an Eligible Employee paid on a monthly basis and not in excess of twenty percent of the compensation paid to the Eligible Employee each payroll period. The Committee may establish other minimum and maximum contributions limits before the start of any offering period to which they will apply.
The A&R ESPP is implemented by offering periods lasting six months. Offering periods will generally commence in March and September of each year and end on or about the last trading days of the next August and February, respectively. If shareholders approve the A&R ESPP, the first six-month offering period will begin on September 1, 2025. The enrollment period for any offering period will be the one-month period immediately prior to the first day of such offering period. Any election made will remain in effect for

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Item 3	Table of Contents
subsequent offering periods until a participant changes their deduction during a subsequent enrollment period under the A&R ESPP or their participation in the plan terminates, as further described below.
Shares of our common stock will be purchased under the A&R ESPP every six months on the last trading day of each offering period (the “Purchase Date”). During an offering period, a participant may elect to decrease the rate of, or to stop deductions from, the participant’s compensation by filing with the CLDC (or through an online portal for the A&R ESPP), at least 10 days prior to the payroll date on which the change will become effective, a written election to do so, in such form as the CLDC may prescribe, and such change will remain in effect for subsequent offering periods until a change is made in a subsequent enrollment period or such participant’s participation in the A&R ESPP is terminated. The accumulated payroll deductions of a participant who elects, effective following the first pay day of an offering period, to decrease the rate of the participant’s payroll deductions to zero percent (0%) will be used to purchase shares of our common stock on the Purchase Date of the offering period during which the participant’s payroll deductions ceased. Participant deductions may not be increased during an offering period; they may only be increased during enrollment periods.
Purchase Price
Subject to adjustment as provided in the A&R ESPP and unless otherwise provided by the CLDC, the purchase price for each offering period will be ninety‑five percent (95%) of the fair market value of a share of our common stock on the applicable Purchase Date. The fair market value will be equal to the closing transaction price of a share of our common stock as reported on the New York Stock Exchange on the Purchase Date.
Purchase of Shares
Generally, on each Purchase Date, each participant who has not withdrawn from the A&R ESPP and whose participation in the offering has not otherwise terminated before such purchase date will automatically acquire the number of shares of our common stock (including fractional shares) determined by dividing:
•the total amount of the participant’s payroll deductions accumulated in the participant’s account during the offering period and not previously applied toward the purchase of common stock; by
•the purchase price.
The number of shares of our common stock that may be purchased under the A&R ESPP for a participant in any calendar year may not exceed 2,500. If the number of shares of our common stock that may be purchased by all participants on a Purchase Date exceeds the number of shares of common stock available in the A&R ESPP, Simpson will make a pro rata allocation of the shares available in as uniform a manner as practicable and as Simpson determines to be equitable.
By default, any cash dividends received with respect to the shares of common stock held in a participant’s account will be retained in such participant’s account and treated as additional payroll deductions used to purchase shares of common stock. At any time, a participant may direct that cash dividends be paid over to such participant instead of being held in their account by providing written direction to the Committee on the Committee’s designated form. Any stock dividends received with respect to the shares of our common stock held in a participant’s account will be credited to such participant’s account.
Nontransferability of Purchase Rights
None of a participant’s rights under the A&R ESPP may be sold, pledged, assigned or transferred in any manner. However, the right to receive distributions under the A&R ESPP may pass by will or the laws of descent and distribution. Any attempt to otherwise sell, pledge, assign or transfer rights under the A&R ESPP will be void. An eligible employee’s rights under the A&R ESPP are exercisable only by such eligible employee during their lifetime.
Termination of Eligibility; Withdrawal
Upon a participant ceasing to be an Eligible Employee, the participant’s participation in the A&R ESPP will terminate immediately. Additionally, a participant may terminate their participation in the A&R ESPP by delivering the CLDC notice at least 10 days prior to their termination date. In any such event, all payroll

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Table of Contents	Item 3
deductions under the A&R ESPP with respect to such participant will cease, and any accumulated payroll deductions will be promptly returned to such participant, but in no event later than 30 days after termination. In the case of the participant’s death, such amounts will be distributed to the participant’s designated beneficiary, if any, or legal representative, as soon as administratively practicable, but in no event later than 30 days after the participant’s death. Interest will not be paid on sums returned. A participant who voluntarily terminated their participation in the A&R ESPP may resume participation in the A&R ESPP by following the enrollment procedures as if they were electing to participate for the first time. An authorized leave of absence will not be treated as a termination of employment under the A&R ESPP to the extent participant deductions remain available to withhold during such leave.
Adjustments
Subject to any required action by the shareholders of Simpson, in the event of any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of Simpson, or other change in Simpson’s structure affecting our common stock occurs that has a material effect on the fair market value of the common stock, the CLDC will, in such a manner as it deems equitable, make proportionate adjustments in the number and class of shares subject to the A&R ESPP, the limit on the shares that may be purchased annually by any participant, and in the purchase price in order to prevent dilution or enlargement of participants’ rights under the A&R ESPP.
If any of the above listed events or any unusual or nonrecurring event affecting Simpson or one of its affiliates (or a change in applicable law or accounting principles) occur, the CLDC may, among other things:
•terminate outstanding rights in exchange for cash or the replacement of such rights with other rights or property;
•provide that outstanding rights will be assumed by or substituted for rights in a successor or surviving corporation (or an affiliate thereof);
•adjust the number and type of shares of our common stock (or other securities or property) subject to outstanding rights and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
•provide that accumulated payroll deductions be used to purchase shares of common stock prior to the next Purchase Date; and
•provide that all outstanding rights be terminated without being exercised.
Amendment and Termination of the Plan
The A&R ESPP may be amended or terminated at any time by the Board. On such termination, each participant’s participation in the A&R ESPP will terminate. If such termination is scheduled to occur between Purchase Dates, the CLDC may elect to purchase shares immediately prior to the A&R ESPP’s termination or to promptly return any accumulated payroll deductions to the applicable participant.
New Plan Benefits and Past Grants
It is not possible to determine how many eligible employees will participate in the A&R ESPP in the future or their level of participation. Therefore, it is not possible to determine with certainty the dollar value or number of shares of common stock that will be distributed under the A&R ESPP.
Our directors and named executive officers do not participate in the A&R ESPP. In fiscal 2024, our executive officers as a group did not purchase any shares of common stock under the A&R ESPP. In fiscal 2024, employees as a group (other than executive officers) purchased 6,146 shares of our common stock under the A&R ESPP, having a value of $976,888, based on the fair market value of our common stock as of March 11, 2025 of $158.95.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	75

Item 3	Table of Contents
U.S. Federal Income Tax Consequences
Since the A&R ESPP is not intended to be tax qualified under Section 423 of the Code, a participant will recognize ordinary income on each Purchase Date in an amount equal to the excess of the fair market value of the shares of our common stock purchased on each Purchase Date over the purchase price. In addition, upon sale or other disposition of the shares, the participant will generally be subject to tax on the difference between the sale proceeds and a participant’s tax basis in the shares. If the shares are sold or otherwise disposed of more than one year from the Purchase Date, any gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of within one year of the Purchase Date, the participant will recognize short-term capital gain subject to ordinary income tax rates. Simpson may be entitled to a deduction for amounts taxed as ordinary income to a participant on a Purchase Date (subject to applicable limits under the Code).
The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and Simpson with respect to the A&R ESPP based on the U.S. Federal income tax laws in effect as of the date of this Proxy Statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable or the gift, estate, or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, Simpson advises all recipients to consult their own tax advisor concerning the tax implications of participation in the A&R ESPP.
Registration with the SEC
We intend to file a registration statement on Form S-8 relating to the issuance of common stock under the A&R ESPP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable if the A&R ESPP is approved by our shareholders.
Vote Required
Approval of the A&R ESPP requires the affirmative vote of a majority of the common stock of Simpson present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, and voting on this Item 3, to vote “For” this Item 3. Abstentions and broker non-votes will not be counted as either votes cast “For” or “Against” Item 3 and have no effect on the vote for this Item 3.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025)

76	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm for Year Ending December 31, 2025
The Audit and Finance Committee of our Board is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting. Our Board has ratified the decision of the Audit and Finance Committee to appoint Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit and Finance Committee or the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in the best interests of Simpson. Representatives of Grant Thornton will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Audit and Finance Committee Evaluation
The Audit and Finance Committee annually evaluates the performance of Simpson’s independent registered public accounting firm and determines whether to reappoint the current accounting firm or consider other firms.
Based on its evaluation, the Audit and Finance Committee believed the reappointment of Grant Thornton for fiscal year 2025 was in the best interests of Simpson and our stockholders. In determining whether to reappoint Grant Thornton for fiscal year 2025, the Audit and Finance Committee considered a number of factors, including the quality of Grant Thornton’s audit and non-audit work, based on its oversight of the firm’s work product, Grant Thornton’s reports on its quality controls and its performance during 2024, external data on Grant Thornton’s audit quality and performance, the appropriateness of Grant Thornton’s fees, and Grant Thornton’s written disclosures and independence letter required by the Public Company Accounting Oversight Board, or PCAOB. The Audit and Finance Committee determined the continued engagement of Grant Thornton is in the best interests of Simpson and our stockholders. The Board concurred, and ratified the Audit and Finance Committee’s appointment of Grant Thornton to serve as our independent public accounting firm for the year ending December 31, 2025.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of appointment of Grant Thornton LLP.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	77

Item 4	Table of Contents
Report of the Audit and Finance Committee
In accordance with the Audit and Finance Committee Charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit and Finance Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2024, the Audit and Finance Committee met 11 times, and the Audit and Finance Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Forms 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit and Finance Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit and Finance Committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and Grant Thornton, the Company’s independent registered public accounting firm;
•discussed with Grant Thornton the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit and Finances, which superseded the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit and Finance Committee concerning independence, and has discussed with Grant Thornton its independence.
The Audit and Finance Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit and Finance Committee has oversight.
Based on the Audit and Finance Committee’s review and discussions described above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
•James Andrasick, Chair
•Felica Coney
•Philip Donaldson
•Angela Drake
•Kenneth Knight

78	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Item 4
Principal Accounting Fees and Services
For the years ended December 31, 2024 and 2023, the fees accrued or paid to our current principal independent registered public accounting firm, Grant Thornton, were as follows:

	2024(1) ($)	2023(1) ($)
Audit Fees(2)	3,550,000	3,490,000
Audit-Related Fees	—	—
Tax Fees(3)	239,000	193,000
All Other Fees(4)	—	51,000
Total	3,789,000	3,734,000
1.Represents approved fees for Grant Thornton as our current principal independent registered public accounting firm attributable to January 1 through December 31 of the respective year.
2.Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.
3.Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. We incurred tax fees primarily for tax compliance in Australia, New Zealand and Hong Kong.
4.Other fees consist of the aggregate fees billed for professional services rendered for rationalizing the Company’s legal structure and compliance issues. We incurred other fees primarily for merging the Company’s legal entities in Denmark.
The Audit and Finance Committee must pre-approve fees to be paid to our principal independent registered public accounting firm before it begins work. The Audit and Finance Committee pre-approved all fees and services for Grant Thornton’s work in 2024 and 2023. The Audit and Finance Committee has determined that the fees for services rendered were compatible with maintaining the independence of Grant Thornton. For additional information concerning the Audit and Finance Committee and its activities with our principal independent registered public accounting firm, see “Report of the Audit and Finance Committee” above.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	79

Stock Ownership Information
Security Ownership of Directors and Executive Officers
The following table sets forth the number of shares of our common stock beneficially owned as of January 31, 2025 by each director, each NEO and all of our directors and executive officers as a group, including shares that those persons have the right to acquire beneficial ownership of within 60 days of January 31, 2025.

Name	Total Shares Beneficially Owned(1)(2)
James Andrasick	5,511
Chau Banks	1,558
Phil Burton	4,044
Felica Coney	1,558
Gary Cusumano(3)	23,714
Philip Donaldson	7,389
Angela Drake	230
Celeste Volz Ford	12,651
Kenneth Knight	3,314
Brian Magstadt	31,450
Udit Mehta	3,921
Michael Olosky	19,534
Cassandra Payton	2,133
All directors and executive officers as a group (18 persons)	161,839
1.Shares beneficially owned by each individual in all cases constituted less than one percent of the outstanding shares of common stock on January 31, 2025, as determined in accordance with Rule 13d-3(d)(1) under the Exchange Act. Shares beneficially owned by all directors and executive officers as a group constituted approximately 0.39% of the outstanding shares of common stock on January 31, 2025.
2.Includes shares of common stock that the director or executive officer has the right to acquire within 60 days on the vesting of restricted stock units, as follows:

Phil Burton	2,500
Brian Magstadt	3,952
Udit Mehta	3,921
Michael Olosky	14,720
Cassandra Payton	1,856
All directors and executive officers as a group (18 persons)	37,041
3.Includes 5,000 shares held by a family trust for which Mr. Cusumano shares voting power.

80	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Stock Ownership Information
Security Ownership of Certain Beneficial Owners
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock as of the dates set forth in the footnotes to the table, which is our only class of voting stock outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	Kayne Anderson Rudnick Investment Management LLC 2000 Avenues of the Stars, Suite 1110 Los Angeles, CA 90067	4,644,551(2)	10.88%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,249,522(3)	10.01%
Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	3,938,829(4)	9.3%
1.The ownership percentages set forth in this column are based on the assumption that each beneficial owner continued to own the number of shares reflected in the table on March 24, 2025.
2.Based solely on Amendment No. 5 to a report on Schedule 13G filed with the SEC on February 13, 2024 by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”), Kayne Anderson had sole voting power over 3,145,700 shares of Simpson Common Stock, shared voting power over 1,025,736 shares of Simpson Common Stock, sole dispositive power over 3,618,815 shares of Simpson Common Stock and shared dispositive power over 1,025,736 shares of Simpson Common Stock.
3.Based solely on Amendment No. 12 to a report on Schedule 13G filed with the SEC on March 11, 2024 by The Vanguard Group (“Vanguard”), Vanguard had sole voting power over no shares of Simpson Common Stock, shared voting power over 79,604 shares of Simpson Common Stock, sole dispositive power over 4,124,213 shares of Simpson Common Stock and shared dispositive power over 125,309 shares of Simpson Common Stock.
4.Based solely on Amendment No. 16 to a report on Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock had sole voting power over 3,839,615 shares of Simpson Common Stock, shared voting power over no shares of Simpson Common Stock, sole dispositive power over 3,938,829 shares of Simpson Common Stock and shared dispositive power over no shares of Simpson Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and changes in ownership of Simpson’s Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2024, its officers, directors and greater-than-10% beneficial owners timely filed all required reports, except that, due to an administrative error, for Mr. Dankel, one Form 4 was not filed within the required period reporting an a transfer of shares out of the Simpson Manufacturing Co., Inc. Profit Sharing Plan for Salaried Employees.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	81

Stock Ownership Information	Table of Contents
Equity Compensation Plan Information
The following table provides information, as of December 31, 2024, regarding the number of shares subject to outstanding awards and the amount available for future issuance under the current equity compensation plans maintained by the Company, our 2011 Incentive Plan. All stock awards are in the form of grants of RSUs. One RSU converts into one share of company stock upon vesting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	327,135	—	4,492,469
Equity compensation plans not approved by security holders	—	—	—
Total	327,135	—	4,492,469

82	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Other Information
Questions and Answers About the Annual Meeting of Stockholders and Voting
What is the purpose of these proxy materials?
As more fully described in the Notice, the Board of Simpson has made these materials available to you in connection with the Annual Meeting, which will take place virtually on May 6, 2025 at 10:00 a.m., Pacific Daylight Time via live webcast at www.virtualshareholdermeeting.com/SSD2025. We will mail the Notice to our stockholders beginning on March 24, 2025, and our proxy materials will be posted on the website referenced in the Notice on that same date. Simpson, on behalf of its Board, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this Proxy Statement you will find information on these matters, which is provided to assist you in voting your shares.
Who will pay for the cost of this proxy solicitation?
We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by email or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.
Who is entitled to vote at the Annual Meeting?
Our Board selected March 11, 2025 (the “Record Date”) as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you owned shares of our common stock on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. There were 41,974,436 shares of our common stock outstanding on the Record Date. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
Who may attend the Annual Meeting?
We will be hosting the meeting via live webcast only. Any stockholder can attend the virtual annual meeting live online at www.virtualshareholdermeeting.com/ SSD2025. The meeting will start at 10:00 a.m. Pacific Daylight Time on May 6, 2025. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to participate in the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SSD2025. We recommend that you log in a few minutes before 10:00 a.m. Pacific Daylight Time on May 6, 2025 to ensure you are logged in when the meeting starts. The webcast will open 5 minutes before the start of the meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner through a brokerage account or other arrangement with a holder of record?
If your shares are registered in your name with Simpson’s transfer agent and registrar, Computershare Trust Company N.A., you are the “stockholder of record” of those shares. The Notice and the proxy materials have been provided or made available directly to you by Simpson.

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Other Information	Table of Contents
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” but not the holder of record of those shares, and the Notice and the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
How do I cast my vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (a) online during the meeting, or (b) in advance of the meeting by proxy through the internet, over the telephone, or by using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SSD2025, starting at 10:00 a.m. Pacific Daylight Time on May 6, 2025. The webcast will open 5 minutes before the start of the meeting.
•To vote online before the meeting, go to www.proxyvote.com.
•To vote by telephone before the meeting, call 1-800-690-6903.
•To vote by mail before the meeting, simply complete, sign and date the proxy card that you may request and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Daylight Time on May 5, 2025, the day before the meeting, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.
Why did I receive more than one Notice or Proxy Statement and Proxy Card or voting instruction form?
You may receive more than one Notice, Proxy Statement, Proxy Card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to each of your accounts in order to vote all your shares.
What is “householding”?
SEC rules regarding the delivery of the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these materials to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that stockholders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card. We have delivered only one Notice of Internet Availability of Proxy Materials to eligible stockholders who are the beneficial owner of shares who share an address, unless contrary instructions were received from any such stockholder prior to the mailing date. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of such document was delivered. Any stockholder who would like to receive a separate copy of

84	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Other Information
the Notice of Internet Availability of Proxy Materials should submit this request to Simpson’s Corporate Secretary: (1) at the following address: Simpson Manufacturing Co., Inc., 5956 W. Las Positas Boulevard, Pleasanton, California 94588, Attn: Corporate Secretary; or (2) by calling (925) 560-9000. Beneficial owners sharing an address who receive multiple copies of the Notice of Internet Availability of Proxy Materials and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.
What can I do if I change my mind after I vote?
If you are a stockholder of record, you may change your vote by written notice to our Corporate Secretary, by granting a new proxy before the Annual Meeting or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares online during the meeting, you should change your vote before the meeting using the same method (by Internet, telephone or mail) that you first used to vote your shares. That way, the inspector of election for the meeting will be able to verify your latest vote.
If you are the beneficial owner, but not the holder of record, of shares, you should follow the instructions in the information provided by your broker or nominee to change your vote before the meeting.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker or other holder of record, you must instruct the broker or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker or other holder of record can include your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE. For this Annual Meeting, if you are a beneficial owner whose shares are held by a broker or other holder of record, your broker or other holder of record has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Grant Thornton, even if it has not received voting instructions from you. However, such holder does not have discretionary authority to vote on the election of directors, the advisory vote to approve named executive officer compensation, or the approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025) without instructions from you, in which case a broker non-vote will result and your shares will not be voted on those matters.
What is the quorum for the Annual Meeting?
The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Broker non-votes will be treated as present for the purpose of determining a quorum.
Which items will be voted on at the Annual Meeting?
At the Annual Meeting, we are asking you to vote on the following:
•the election of James Andrasick, Chau Banks, Felica Coney, Philip Donaldson, Angela Drake, Celeste Volz Ford, Kenneth Knight, and Michael Olosky to our Board of Directors, for a one year term expiring at our 2026 Annual Meeting;
•the advisory vote to approve named executive officer compensation;
•the approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025); and
•the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	85

Other Information	Table of Contents
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
What are the Board’s voting recommendations?
For the reasons set forth in more detail previously in this Proxy Statement, our Board recommends a vote:
•FOR the election of each director nominee;
•FOR the advisory vote to approve named executive officer compensation;
•FOR the approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025); and
•FOR the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.
Is my proxy revocable?
A stockholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the four following ways:
•timely complete and return a new proxy card bearing a later date;
•vote on a later date by using the Internet or telephone;
•deliver a written notice to our Corporate Secretary prior to the Annual Meeting by any means, including email, stating that your proxy is revoked; or
•attend the meeting and vote during the meeting.
If your shares are held of record by a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

86	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Other Information
What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?
At the Annual Meeting, you will be asked to vote on four proposals. Your options, and the voting requirements, are set forth below. The Board recommends you vote FOR each nominee in Proposal 1, FOR our executive compensation in Proposal 2, FOR approval of the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025) in Proposal 3 and FOR ratification of our selection of independent auditors in Proposal 4.

Proposal		Voting options	Vote required to adopt the proposal	Effect of abstentions	Can brokers vote without instructions?	Effect of “broker non-votes”

1
	To elect 8 directors to serve until the 2026 Annual Meeting of Stockholders.	For, against or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No	No effect

2
	To approve, on an advisory basis, named executive officer compensation.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	No	No effect

3
	To approve the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025)	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	No	No effect

4
	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	Yes	Not applicable

* See “What happens if I do not specify a choice for a proposal when returning a proxy or do not cast my vote?”
We will also consider any other business that may come before the Annual Meeting in a manner that is proper under Delaware Law and our Bylaws.
What happens if I do not specify a choice for a proposal when returning a proxy or do not cast my vote?
You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders.
If you are a stockholder of record and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendations of our Board. If you do not return your proxy card or cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
If you are the beneficial owner, but not the holder of record, of shares and fail to provide voting instructions, your broker or other holder of record is permitted to vote your shares on the ratification of Grant Thornton as our independent registered public accounting firm. However, absent instructions from you, your broker or other holder of record may not vote on the election of directors, the advisory vote to approve named executive officer compensation, or the approval of the Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	87

Other Information	Table of Contents
Employee Stock Purchase Plan (As Amended and Restated as of January 31, 2025), and no votes will be cast on your behalf for those matters.
Is my vote confidential?
All voted proxies and ballots will be handled in a manner intended to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•in limited circumstances such as a proxy contest in opposition to our Board;
•to permit independent inspectors of election to tabulate and certify your vote; or
•to respond to your written comments on your proxy card.
Stockholders’ Proposals
Submission of Future Stockholder Proposals and Nominations for Director
Stockholder Proposals for 2026
Rule 14a-8 Proposals. SEC rules permit stockholders to submit proposals for inclusion in the Company’s proxy statement if the stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.
•Where to send Rule 14a-8 Proposals. Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2026 Annual Meeting must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Corporate Secretary, located at Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.
•Deadline for Rule 14a-8 Proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 24, 2025), unless the date of our 2026 Annual Meeting is changed by more than 30 days from May 6, 2026 (the one-year anniversary date of the 2025 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
•Information to include in Rule 14a-8 Proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.
Director Nominations by Stockholders and Other Proposals. Our Bylaws establish certain requirements for director nominations and proposals a stockholder wishes to present at the 2026 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Corporate Secretary at the address set forth above by the close of business not less than 75 days nor more than 90 days prior to the 2026 Annual Meeting; provided, however, that in the event that less than 85 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the proposal must be delivered at the address set forth above not earlier than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.
Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)
The Company’s Bylaws include “proxy access” provisions, pursuant to which the Company will include in its proxy statement and on its form of proxy the name of a director nominee submitted pursuant to Section 9 of the Bylaws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access Bylaws. To qualify as an “Eligible Stockholder,” a stockholder or a group of no more than 20 stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the Bylaws), at least three percent (3%) of the outstanding shares of the

88	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Other Information
Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.
•Deadline for notice. The stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary of the mailing of the prior year’s proxy material (no earlier than October 25, 2025 and no later than November 24, 2025 for the 2026 Annual Meeting).
In the event the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
•Other conditions. The ability to include proxy access nominees in the Company's proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the Bylaws. In addition to satisfying the foregoing requirements and other procedures set forth under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2026 for the 2026 Annual Meeting.
By Order of the Board,

Cari Fisher
Secretary
Dated: March 24, 2025

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	89

Appendix A
Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan (Amended and Restated as of January 31, 2025)

1.Preamble. The purpose of this plan is to afford Eligible Employees an opportunity to obtain a proprietary interest in Simpson Manufacturing Co., Inc. through the ownership of its Common Stock and to permit the purchase of such Common Stock in a convenient fashion. This plan is called the Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan, which was originally adopted by the Board of Directors in 1995 and is being amended and restated as of January 31, 2025, subject to the plan obtaining shareholder approval at the Company’s 2025 Annual Shareholders Meeting.
2.Definitions. The following words and phrases have the respective meanings indicated wherever used in this Plan:
2.1“Account” means each separate bookkeeping account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with Participation Deductions and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in their Account at all times.
2.2“Board of Directors” means the Board of Directors of Simpson.
2.3“Brokerage Account” means an account established in the name of each Participant at a Company-designated brokerage firm that holds the shares of Common Stock purchased with Participation Deductions under the Plan.
2.4“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
2.5“Committee” means the Compensation and Leadership Development Committee of Simpson or such other committee appointed from time to time by the Board of Directors to administer the Plan.
2.6“Common Stock” means the common stock, $0.01 par value, of Simpson.
2.7“Company” means Simpson and each of its subsidiaries as may be designated as participating subsidiaries in this Plan from time to time by the Board of Directors.
2.8“Compensation” means base salary and wages and will be computed with respect to each Participant by the Committee (which determination will be final and conclusive) by whatever equitable method the Committee may choose. “Compensation” does not include, and will be computed without regard to, commissions, bonuses, overtime pay, pay in lieu of vacation or sick leave or any other form of renumeration other than base salary and wages.
2.9“Eligible Employee” means any person who, as of the first day of the Enrollment Period for any Offering Period, (a) is a full-time or permanent part-time employee of the Company, (b) shall have been employed by the Company for at least ninety days, (c) customarily works more than twenty hours per week, and (d) is not an officer (as that term is defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or director of Simpson or a holder of more ten percent of the outstanding Common Stock. The Committee will make determinations as to eligibility and all such determinations will be final and conclusive.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	A-1

Appendix A	Table of Contents
2.10“Enrollment Period” means the one-month period immediately prior to an Offering Date of an Offering Period.
2.11“Fair Market Value” means the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported. In the absence of an established market for the shares of Common Stock, the Fair Market Value shall be determined in accordance with applicable law in good faith by the Committee and such determination shall be conclusive and binding on all persons.
2.12“Offering Date” means the first day of each Offering Period, as determined by the Committee and announced to Eligible Employees.
2.13“Offering Period” means a period of six months, beginning on March 1 and September 1 of each year and ending on the last Trading Day of each of August and February of each year, respectively, unless otherwise designated by the Committee. The first Offering Period under this Plan shall start on September 1, 2025.
2.14“Participant” means an Eligible Employee who has elected in accordance with the Plan to participate in the Plan and who remains employed by the Company as of the Offering Date of each Offering Period.
2.15“Participation Deduction” means the amount of the payroll deduction a Participant authorizes and directs to be withheld from such Participant’s Compensation for the purpose of purchasing shares of Common Stock for such Participant in accordance with the Plan.
2.16“Plan” means this Simpson Manufacturing Co., Inc. Employee Stock Purchase Plan, as may be amended or amended and restated from time to time.
2.17“Purchase Date” means the last Trading Day of each Offering Period.
2.18“Purchase Price” means an amount equal to 95% of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, however, that the Committee may modify the manner in which the Purchase Price is determined from time to time in its sole discretion by notifying Participants of such modification prior to the Offering Period to which such modification relates.
2.19“Simpson” means Simpson Manufacturing Co., Inc., a Delaware corporation, including any successor corporation.
2.20“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
3.Participation in Plan.
3.1Commencement of Participation. Each Eligible Employee may elect to participate in the Plan commencing as of any Offering Date by filing an application for participation on the prescribed form (including any electronic version) and any other documents required by the Committee during the Enrollment Period for the applicable Offering Period or in accordance with any other enrollment procedures established by Simpson. To the extent permissible under applicable law, said application will include a payroll deduction authorization specifying such Eligible Employee’s Participation Deduction in any whole dollar amount not less than $5.00 per week in the case of an Eligible Employee paid on a weekly basis, $10.00 biweekly or semimonthly in the case of an Eligible Employee paid on a biweekly or semimonthly basis, or $20.00 monthly in the case of an Eligible Employee paid on a monthly

A-2	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Appendix A
basis and not in excess of twenty percent of the Compensation paid to the Eligible Employee each payroll period. To the extent applicable law prohibits participation in the Plan through payroll deduction, Eligible Employees may participate via check or wire transfer or any other method designated by the Committee. Furthermore, the Committee may establish such other minimum and maximum contribution limits from time to time before the commencement of any Offering Period to which they will apply. Any election made pursuant to this section 3.1 shall remain in effect for subsequent Offering Periods until a Participant’s Participation Deduction is otherwise changed during a subsequent Enrollment Period or terminated in accordance with section 3.3.
3.2Changes in the Participation Deduction. A Participant may decrease (including down to zero) such Participant’s Participation Deduction for the then-current Offering Period within the limits set forth in section 3.1 at any time during an Offering Period prior to a Purchase Date. Any such change to decrease a Participation Deduction will (a) be made by filing with the Committee (or through any online portal for the Plan), at least ten days prior to the payroll date on which the change shall become effective, a written election to do so, in such form as the Committee may from time to time prescribe and (b) shall remain in effect for subsequent Offering Periods until a Participant’s Participation Deduction is otherwise changed during a subsequent Enrollment Period or terminated in accordance with section 3.3. If Participation Deductions are discontinued (that is, decreased to zero) prior to a Purchase Date, any Participation Deductions that have accumulated in the Account will be used to purchase Common Stock on the Purchase Date of the Offering Period during which participation was discontinued. A Participant is not permitted to increase their Participation Deduction during an Offering Period; such increases are only permitted during Enrollment Periods.
3.3Termination of Participation in the Plan. A Participant’s participation in the Plan will terminate on the earliest of one of the following dates following the start of an Offering Period: (a) a date specified by such Participant by notice to the Committee at least ten days prior to such termination date, (b) upon the termination of the Participant’s status as an Eligible Employee, or (c) upon termination of the Plan; provided that a Participant who has taken an authorized leave of absence will not be treated as having terminated their employment and may continue to participate in the Plan during such leave of absence to the extent that Participation Deductions remain available to withhold in respect of such period.
3.4Resumption of Participation. Any Eligible Employee who shall have terminated prior participation in the Plan may again elect to participate in the Plan in accordance with section 3 as if such Eligible Employee were then electing to participate for the first time (and once enrolled, shall remain employed by the Company as of the Offering Date of each Offering Period following such election).
4.Payroll Deductions. Each Participant’s Participation Deduction will be deducted through weekly, biweekly. semimonthly or monthly payroll deductions, as applicable. Such payroll deductions will commence with the first full payroll period following the commencement of an Offering Period. The Company will advise each Participant at the end of each weekly, biweekly, semimonthly or monthly payroll period of the amount deducted as a Participation Deduction in respect of the payroll period so ended. Immediately following such deduction, each Participant’s Participation Deductions will be credited to the Account established for such Participant (after being converted into U.S. dollars, if applicable, using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company) and will be deposited with the general funds of the Company except where applicable law requires that Participation Deductions be deposited with a third party prior to a Purchase Date. Simpson shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account.
5.Purchase of Shares. Unless a Participant withdraws from, or terminates participation in, the Plan as described in section 3.3, on the Purchase Date of the applicable Offering Period, a number of shares of Common Stock (including fractional shares) with an aggregate value equal to the quotient of (a) such Participant’s Participation Deductions accumulated during such Offering

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	A-3

Appendix A	Table of Contents
Period and retained in the Participant’s Account as of the Purchase Date, divided by (b) the applicable Purchase Price will be deposited in the Participant’s Brokerage Account; provided that in no event will purchases under the Plan for a Participant exceed 2,500 shares of Common Stock in any calendar year (subject to adjustment in accordance with section 13). For the avoidance of doubt, upon the consummation of a purchase, all Participation Deductions used for such purchase will cease to be credited to the applicable Participant’s Account. Simpson will pay all brokerage commissions with respect to such shares of Common Stock, if any.
6.Share Limit. The maximum number of shares of Common Stock that have been reserved as authorized for purchase under the Plan is 200,000 shares, subject to equitable adjustment as provided in section 13. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market. If, on a given Purchase Date, the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
7.Treatment Upon Termination of Participation. On termination of any Participant’s participation in the Plan (as provided in section 3.3), all payroll deductions with respect to such Participant’s participation in the Plan will cease and any Participation Contributions that have accumulated in the Account prior to a Purchase Date will be returned to the Participant as soon as administratively practicable, but in no event later than 30 days after termination. In the event of a Participant’s death, any Participation Contributions that have accumulated in a deceased Participant’s Account will be returned to the Participant’s designated beneficiary or beneficiaries, if any, or, if none, to the Participant’s legal representative or estate, as soon as administratively practicable, but in no event later than 30 days after the Participant’s death. Participants may designate or change their beneficiary or beneficiaries at any time, or from time to time, in accordance with procedures established by the Committee and in compliance with applicable state law.
8.Rights Not Transferable. An Eligible Employee’s rights under the Plan are exercisable only during such Eligible Employee’s lifetime and only by such Eligible Employee and may not be sold, pledged, assigned or transferred in any manner, except that the right to receive a distribution pursuant to section 7 may pass by will or the laws of descent and distribution. Any attempt by a Participant to sell, pledge, assign or transfer any of such rights by operation of law or otherwise in violation of this section 8 will be void.
9.Administration of the Plan. The Plan will be administered by the Committee. The Committee is authorized to make such uniform rules as may be necessary to carry out the provisions of the Plan and will prescribe forms and documents incidental to the administration of the Plan as may be deemed necessary or advisable by the Committee from time to time. The Committee will determine any questions arising in the administration, interpretation and application of the Plan, and all such determinations will be conclusive and binding on all parties. Simpson will pay all administrative costs of the Plan. The Committee may, in its sole discretion, provide for the participation in the Plan by Eligible Employees who are subject to the laws of non-U.S. countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the participating subsidiaries operate or have employees.
10.Amendment and Termination of the Plan. The Plan may be amended at any time or from time to time or terminated at any time by the Board of Directors. On such termination, each Participant’s participation in the Plan will terminate and if the termination date is scheduled to occur between Purchase Dates, the Committee may elect to either purchase shares immediately prior to the termination date or return any Participation Deductions to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

A-4	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Appendix A
11.Government Approvals, etc. All rights granted or to be granted to Eligible Employees under the Plan are subject to the satisfaction of applicable law and regulations in connection with implementation of the Plan and the authorization, issuance, sale or transfer of shares of Common Stock.
12.Rights as Shareholders. Each Participant will only have all rights as a shareholder of Simpson with respect to an option to purchase shares of Common Stock is granted on an Offering Date once shares of Common Stock purchased with Participation Deductions on a Purchase Date are delivered to such Participant’s Brokerage Account.
12.1Information. Simpson will deliver copies of every notice, proxy or information statement, proxy, annual or other periodic or occasional report and other materials distributed to Simpson’s shareholders generally to be delivered to each Participant.
12.2Cash Dividends. Any Participant may at any time direct that cash dividends to be paid in respect of shares of Common Stock held in such Participant’s Brokerage Account will be paid over to such Participant. Such direction must be furnished to the Committee in writing on a form prescribed by the Committee. In the absence of such direction, such cash dividends will be retained in the Participant’s Account and treated as additional Participation Deductions to be applied to the purchase of Common Stock on the next following Purchase Date. Any such direction may be revoked at any time with respect to cash dividends not yet declared.
12.3Stock Dividends. Dividends of shares of Common Stock paid in respect of shares of Common Stock held pursuant to the Plan will be credited to the respective Brokerage Accounts of the Participants
12.4Statements of Account. Within forty-five days after the last day of each calendar quarter, Simpson will furnish to each Participant a statement for such Participant for such quarter and during such Participant’s participation, including, but not limited to, the following information: Participation Deductions, number of shares purchased, number of shares distributed, cash distributed, average cost per share, number of shares and cash credited to such Participant’s Account.
13.Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
13.1Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock (or other securities or property) that may be delivered under the Plan (including, without limitation, adjustments of the limitations in sections 5 and 6), and the Purchase Price per share and the number of shares of Common Stock covered by each outstanding right under the Plan.
13.2Other Adjustments. In the event of any transaction or event described in section 13.1 or any unusual or nonrecurring transactions or events affecting Simpson, any affiliate of Simpson, or the financial statements of Simpson or any affiliate, or of changes in applicable law or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	A-5

Appendix A	Table of Contents
a.To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Committee in its sole discretion, provided that any exchange or replacement occurs in a manner that complies with Section 409A of the Code;
b.To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, provided that any assumption or substitution occurs in a manner that complies with Section 409A of the Code;
c.To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
d.To provide that Participants’ accumulated Participation Deductions may be used to purchase shares of Common Stock prior to the next occurring Purchase Date on such date as the Committee determines in its sole discretion and the Participants’ right to contribute Participation Deductions shall thereafter be terminated; and
e.To provide that all outstanding rights shall terminate without being exercised.
14.Miscellaneous.
14.1No Right of Employment. This Plan will not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor will it interfere with or affect the right of the Company to terminate the employment of any Eligible Employee at any time with or without cause and to treat or deal with such Eligible Employee without regard to the effect that such treatment might have under the Plan.
14.2Applicable Law. This Plan will be construed, and its provisions enforced and administered, in accordance with the laws of the State of California.
14.3Non-Qualification. This Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
14.4Successors and Assigns. The Plan shall be binding on Simpson and its successors and assigns.
14.5Term of Plan. Unless terminated earlier pursuant to section 10, the Plan shall have a term of ten years.
14.6Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to Simpson or a participating subsidiary for the payment of any withholding or similar tax obligations that arise in connection with the Plan.
14.7Section 409A of the Code. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and any regulations or notices provided thereunder, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. This Plan shall be administered in a manner consistent with this intent. Notwithstanding any provision of this Plan, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to amend this Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan (including any taxes and penalties under

A-6	Simpson Manufacturing Co., Inc. – 2025 Proxy Statement

Table of Contents	Appendix A
Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold a Participant harmless from any or all such taxes or penalties.
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (a) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (b) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service.
14.8Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

Simpson Manufacturing Co., Inc. – 2025 Proxy Statement	A-7

SIMPSON Manufacturing COMPANY™

Simpson Manufacturing Co., Inc.
5956 W. Las Positas Boulevard
Pleasanton, CA 94588
Tel: (800) 925-5099
Fax: (925) 847-1608
simpsonmfg.com

© 2025 Simpson Manufacturing Co., Inc. | A00000_AR23

SIMPSON Manufacturing COMPANY™

SIMPSON MANUFACTURING CO., INC.
5956 W. LAS POSITAS BLVD.
PLEASANTON, CA 94588
(THE "COMPANY")

SCAN TO VIEW MATERIALS & VOTE

PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., Eastern Daylight Time, on **May 5, 2025**.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to vote up until 11:59 p.m., Eastern Daylight Time, on **May 5, 2025** for shares held directly and by 10:00 a.m., Eastern Daylight Time, on **May 2, 2025** for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/SSD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

OR

VOTE BY TELEPHONE 1-800-690-6903
Use any touch-tone telephone to vote up until 11:59 p.m., Eastern Daylight Time, on **May 5, 2025** for shares held directly and by 10:00 a.m., Eastern Daylight Time, on **May 2, 2025** for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 p.m. Eastern Daylight Time on **May 5, 2025**.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62316-P26216 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIMPSON MANUFACTURING CO., INC.

PROXY CARD

The Board of Directors of Simpson Manufacturing Co., Inc. (the "Company") recommends you vote "FOR" all director nominees listed below under Proposal 1, and "FOR" Proposals 2, 3 and 4.

1. Elect eight directors, each to hold office until the next annual meeting of the Company or until his or her successor has been duly elected and qualified:

	For	Against	Abstain
1a. James Andrasick	☐	☐	☐
1b. Chau Banks	☐	☐	☐
1c. Felica Coney	☐	☐	☐
1d. Philip Donaldson	☐	☐	☐
1e. Angela Drake	☐	☐	☐
1f. Celeste Volz Ford	☐	☐	☐
1g. Kenneth Knight	☐	☐	☐
1h. Michael Olosky	☐	☐	☐

	For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐
3. Approve, an amendment to the Company's Employee Stock Purchase Plan.	☐	☐	☐
4. Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Unless otherwise specified, this proxy will be voted "For" the nominees listed above in proposal 1 as directors and "For" proposals 2, 3 and 4, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN DAYLIGHT TIME, MAY 5, 2025, TO BE INCLUDED IN THE VOTING RESULTS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 6, 2025, 10:00 A.M., PACIFIC DAYLIGHT TIME, ANNUAL MEETING:

The Notice of the Annual Meeting, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc. are available at www.proxyvote.com
(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

If submitting a proxy by mail, please sign and date the card on the reverse side and fold and detach card at perforation before mailing.

V62317-P26216

SIMPSON MANUFACTURING CO., INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2025, 10:00 a.m., Pacific Daylight Time,

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIMPSON MANUFACTURING CO., INC.

The undersigned holder of common stock of Simpson Manufacturing Co., Inc., revoking all proxies heretofore given by the undersigned with respect to such common stock, hereby appoints Philip Donaldson, and Michael Olosky, and each of them, as the true and lawful proxies of the undersigned, with full power of substitution and re-substitution, to each independently and without the other, vote, on behalf of the undersigned, all shares of common stock of Simpson Manufacturing Co., Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SSD2025, at 10:00 a.m., Pacific Daylight Time, on **May 6, 2025**, and at all postponements and adjournments thereof (the "2025 Annual Meeting"). The undersigned hereby authorizes and instructs each of said proxies to vote on Proposals 1-4 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2025 Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4.

The undersigned acknowledges receipt with this proxy card of a copy of the following proxy materials for the **May 6, 2025**, 10:00 a.m., Pacific Daylight Time, Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.